CURIAN SERIES TRUST

and

CURIAN VARIABLE SERIES TRUST

CODE OF ETHICS

While affirming its confidence in the integrity and good faith of all of its officers and Trustees, the Curian Series Trust and the Curian Variable Series Trust (each a “Trust,” and together the “Trusts”) recognize that the knowledge of present or future portfolio transactions and/or, in certain instances, the power to influence portfolio transactions which may be possessed by certain of its officers or Trustees, could place such individuals, if they engage in personal Securities transactions, in a position where their personal interests may conflict with that of the Trust.  In view of this and of the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended (“1940 Act”), the Trusts have determined to adopt this Code of Ethics to specify and prohibit certain types of personal Securities transactions that may create conflicts of interest and to establish reporting requirements and enforcement procedures.

Each Trust contains separate series (each a “Fund,” together the “Funds”).  The Funds that are part of the Curian Series Trust are designed to be a component of a separately managed account that also invests in individual securities and other investments.  The Funds that are part of the Curian Variable Series Trust are designed to be a component of a variable annuity product and are only sold through variable annuity contracts.  The Funds are not available directly to investors.  Therefore, no reporting or pre-clearance of transactions involving shares of the Funds will be required.

This Code is divided into three parts.  The first part contains provisions applicable to officers and Trustees of the Trusts who are also managers, officers or employees of either Curian Capital, LLC (“Curian”), the Trusts’ investment adviser, or Jackson Fund Services (“JFS”), a division of Jackson National Asset Management, LLC (“JNAM”), which is the sub-administrator of the Trusts; the second part pertains to Trustees of the Trusts who are not “interested persons” of the Trusts as that term is defined in the 1940 Act (the “Independent Trustees”); and the third part contains recordkeeping and other general provisions.

The Trusts’ Trustees and officers who are affiliated with Curian (the “Curian Officers”) are subject to the separate Code of Ethics adopted pursuant to Rule 17j-1 by Curian (“Curian’s Code”).  A copy of Curian’s Code is attached as Appendix A hereto.

Similarly, the JFS Officers are subject to the separate Code of Ethics adopted pursuant to Rule 17j-1 by JNAM and the funds managed by JNAM (“JNAM’s Code”).  A copy of JNAM’s Code is attached as Appendix B hereto.

The Trusts have determined that the standards established by Curian’s Code and JNAM’s Code may be appropriately applied by the Trusts to the Curian Officers and to the JFS Officers.

Because they are unaffiliated with the investment adviser, the administrator, and the sub-administrator of the Trusts, the Independent Trustees have comparatively less current knowledge and considerably less influence over specific purchases and sales of Securities by the Funds.  Therefore, this Code contains separate provisions applicable to the Independent Trustees.

I.	RULES APPLICABLE TO TRUST OFFICERS AND INTERESTED TRUSTEES

A.	Incorporation of Curian’s Code and JNAM’s Code

(1)	Curian’s Code and JNAM’s Code are hereby incorporated herein by reference as the Trusts’ Code of Ethics applicable to the Curian Officers and the JFS Officers, respectively.

(2)
The Curian Officers’ compliance with Curian’s Code and the JFS Officers’ compliance with JNAM’s Code are deemed to satisfy the requirements of the Trusts’ Code.  A violation by a Curian Officer of Curian’s Code shall constitute a violation of the Trusts’ Code.  A violation by a JFS Officer of the JNAM Code shall constitute a violation of the Trusts’ Code.

B.           Reports

The Curian Officers shall file the reports required under Curian’s Code with Curian’s Chief Compliance Officer (“Curian’s CCO”).  The JFS Officers shall file the reports required under JNAM’s Code of Ethics with JNAM’s Chief Compliance Officer (“JNAM’s CCO”).  Curian’s CCO, JNAM’s CCO and the Trusts’ Chief Compliance Officer (the “Trusts’ CCO”) shall submit a quarterly certification to the Board of Trustees of the Trusts (the “Board”) regarding the officers’ compliance with the respective Codes.

           C.           Review and Sanctions

(1)
Curian’s CCO and the Trusts’ CCO shall review the reported personal holdings and personal Securities transactions of the Curian Officers to determine whether a violation of this Code may have occurred.  Before making any determination that a violation has been committed by any person, such person shall be given an opportunity to supply additional explanatory material.

(2)
If Curian’s CCO and/or the Trusts’ CCO find that a violation has occurred, he/she shall impose upon the individual such sanctions as deemed appropriate and, if the violation or the sanction is deemed material, shall report the violation and the sanction imposed to the Board.  The sanctions that may be imposed hereunder include, without limitation, reversing the improper personal Securities transaction and/or disgorging any profit realized, censure, imposition of restrictions on personal trading, fines, and/or termination of employment.  No person shall participate in a determination of whether he/she has committed a violation or of the imposition of any sanction against himself/herself.

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(3)
JNAM’s CCO and the Trusts’ CCO shall review the reported personal holdings and personal Securities transactions of the JFS Officers to determine whether a violation of this Code may have occurred.  Before making any determination that a violation has been committed by any person, such person shall be given an opportunity to supply additional explanatory material.

(4)
If JNAM’s CCO and/or the Trusts’ CCO find that a violation has occurred, he/she shall impose upon the individual such sanctions as deemed appropriate and, if the violation or the sanction is deemed material, shall report the violation and the sanction imposed to the Board.  The sanctions that may be imposed hereunder include, without limitation, reversing the improper personal Securities transaction and/or disgorging any profit realized, censure, imposition of restrictions on personal trading, fines, and/or termination of employment.  No person shall participate in a determination of whether he/she has committed a violation or of the imposition of any sanction against himself/herself.

II.           RULES APPLICABLE TO INDEPENDENT TRUSTEES

A.           Definitions

(1)
“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1 (a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all Securities that a Trustee has or acquires.

(2)
“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.  Section 2(a)(9) provides in general that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

(3)
“Derivative” means options, futures contracts, options on futures contracts, swaps, caps and the like, where the underlying instrument is a Security, a Securities index, a financial indicator, or a precious metal.

(4)	“Independent Trustee” means a Trustee of the Trusts who is not an “interested person” of the Trusts within the meaning of Section 2(a)(19) of the 1940 Act.

(5)	“Purchase or sale of a Security” includes, among other things, the writing of an option to purchase or sell a Security.

(6)	“Security” shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not

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include direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, other high quality short-term debt instruments, including repurchase agreements, and shares issued by registered open-end investment companies.  The term “Security” includes any separate Security which is convertible into, exchangeable for or which carries a right to purchase a Security and also includes derivatives.

B.           Prohibited Purchases and Sales

No Independent Trustee shall purchase or sell, directly or indirectly, any Security in which he/she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her actual knowledge at the time of such purchase or sale:

(1)	Is being considered for purchase or sale by a Fund, or was being so considered, within the most recent fifteen (15) days; or

(2)	Is being purchased or sold by a Fund or was purchased or sold by a Fund within the most recent fifteen (15) days.

A Security will be deemed “being considered for purchase or sale” when a recommendation formulated by a Fund’s investment sub-adviser to purchase or sell a Security has been communicated to a Fund portfolio manager.

C.           Preclearance

Independent Trustees are not generally required to preclear their personal trades.  In the event any Independent Trustee has, however, within the fifteen (15) days prior to the personal trade he/she is considering, learned about a specific Security or company from a Fund’s investment sub-adviser or other person in a position to know about contemplated Fund transactions, preclearance from the Trusts’ CCO is required prior to trading such Security or in any other Security issued by such company.

D.           Exempted Transactions

The prohibitions of Section IIB, and the procedures designated in Section IIC, of this Code shall not apply to:

(1)	Purchases or sales effected in any account over which the Independent Trustee has no direct or indirect influence or control;

(2)
Purchases or sales which are non-volitional on the part of either the Independent Trustee or a Fund (that is, purchases which are part of an automatic dividend reinvestment plan, demutualizations, stock splits, stock gained from mergers or spin-offs, automatic tender offers or stock dividends);

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(3)
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities to the extent such rights were acquired from such issuer (as opposed to the purchase or sale of such rights or the sale of Securities received upon exercise of rights);

(4)
Purchases or sales of Securities which are not permitted to be held or acquired by a Fund, provided that the Securities that are the subject of the transaction are not convertible or exercisable into Securities which are permitted to be held or acquired by a Fund; and

(5)	Purchases or sales previously approved and confirmed in writing by the Trusts’ CCO or his or her designee.

If in doubt, Independent Trustees should discuss their situations with the Trusts’ CCO prior to relying on one of the exceptions listed above.

E.           Reporting

(1)
Independent Trustees normally do not need to report personal Security transactions or personal holdings.  However, every Independent Trustee shall file with the Trusts’ CCO, or his/her designee, a quarterly transaction report containing the information described in Section IIE(2) of this Code with respect to transactions in any Security in which such Independent Trustee has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, whether or not one of the exemptions listed in Section IID applies, if such Independent Trustee at the time of that transaction knew or, in the ordinary course of fulfilling his/her official duties as a Trustee of the Trusts, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Independent Trustee, such Security was purchased or sold by a Fund or such Security was being considered for purchase or sale by a Fund; provided, however, that in any case, an Independent Trustee shall not be required to make a report with respect to non-volitional transactions of the type described above or transactions effected for any account over which such person does not have any direct or indirect influence or control.

An Independent Trustee does not need to file a quarterly transaction report stating that he or she does not have any transactions to report.

(2)
Every quarterly transaction report shall indicate the date it was submitted and be made not later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was effected.  Attachment A shall be used to report transactions required to be reported pursuant hereto.

(3)	Every report concerning a purchase or sale, including those prohibited under Section IIB herein, with respect to which the reporting person relies

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upon one of the exemptions provided in Section IID herein shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

(4)
Any transaction report may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the Security to which the report relates.

(5)
Annually, all Independent Trustees shall also submit an “Annual Acknowledgement of Obligations Under the Trusts’ Code of Ethics” (use Attachment B) within thirty (30) days of such report being requested from an Independent Trustee by the Trusts’ CCO or his/her designee.

F.           Review

(1)
The Trusts’ CCO or his/her designee shall review the reported personal Securities transactions to determine whether any transactions (“Prohibited Transactions”) listed in Section IIB herein may have occurred.

(2)
If a Prohibited Transaction may have occurred, the Trusts’ CCO shall submit the report and pertinent information concerning completed or contemplated portfolio transactions of a Fund to the Trusts’ Committee of Independent Trustees (the “Committee”), other than the person whose transaction is under consideration.  The Committee shall determine whether a violation of this Code may have occurred.  Before making any determination that a violation has been committed, the Committee shall give such person an opportunity to supply additional information regarding the transaction in question.

G.           Sanctions

If the Committee determines that a violation of this Code has occurred, the Committee, at its option, shall either impose such sanction as it deems appropriate or refer the matter to the Board, which shall impose such sanctions as are deemed appropriate.  The sanctions that may be imposed hereunder include, without limitation, reversing the improper personal Securities transaction and/or disgorging any profit realized, censure, imposition of restrictions on personal trading and fines.

III.           MISCELLANEOUS

A.           Amendments to the Codes of Ethics

Any material amendments to this Code shall be approved by the Board.  Any amendment to Curian’s Code

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or JNAM’s Code shall be deemed an amendment to Section IA of this Code, provided that any material amendment to Curian’s Code or JNAM’s Code must be approved by the Board within six (6) months of the change.

B.           Annual Report

The Trusts’ CCO, or his/her designee, shall report annually to the Board concerning issues arising under this Code or existing procedures and any material changes to those procedures, as well as any material violations and sanctions imposed during the past year which related to the Funds or the Trusts.  Such report shall be in writing and include any certification required by law.  Such report may be made jointly with the reports provided by Curian or JFS pursuant to their respective Codes or, if made separately, need not duplicate information provided in those reports.

C.           Records

The Trusts shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm or such other medium permitted under Rule 31a-2(f) under the 1940 Act and shall be made available for examination by representatives of the U.S. Securities and Exchange Commission.

(1)	A copy of this Code and any other code which is, or at any time within the past five (5) years has been, in effect shall be preserved in an easily accessible place;

(2)
A record of any violation of such code(s) of ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

(3)
A copy of each report made by an officer or Trustee pursuant to such code(s) of ethics, including any information provided in lieu of such reports, shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made or the information is provided, the first two (2) years in an easily accessible place;

(4)	A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to such code(s) of ethics shall be maintained in an easily accessible place;

(5)
A list of names of all persons who are, or within the past five (5) years, have been responsible for reviewing any transaction or holdings reports filed pursuant to such code(s) shall be maintained in an easily accessible place; and

(6)
A copy of each report made to the Board pursuant to such code(s) shall be maintained for at least five (5) years after the end of the fiscal year in which it was made, the first two (2) years in an easily accessible place.

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(7)
A record of any decision, and the reasons supporting the decision, to approve the acquisition of a Security by Investment Personnel (as such term is defined in Rule 17j-1) for at least five (5) years after the end of the fiscal year in which the approval is granted.

D.           Confidentiality

All reports of Securities transactions and any other information filed with the Trusts pursuant to this Code shall be treated as confidential, except as otherwise provided herein.

E.           Interpretation of Provisions

The Board may from time to time adopt such interpretations of this Code as it deems appropriate.

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Attachment A

If an Independent Trustee has any transactions to report where he or she knew or should have known that a Security was purchased or sold by a Fund during the 15-day period immediately preceding or after the date of the transaction by the Trustee, the Trustee must fill out this Attachment and return the completed form to the following not later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was effected:  Evan Williams, Chief Compliance Officer, Curian Series Trust/Curian Variable Series Trust, c/o Jackson Fund Services, 225 W. Wacker Drive, Suite 1200, Chicago, IL 60606.
CONFIDENTIAL
QUARTERLY PERSONAL TRADING REPORT
___________________________________ , 20___
                               [quarter & date]

                ____________________
                  Print Name

The form on the next page discloses for the quarterly period above all acquisitions and dispositions noted in the definition of “Reportable Transactions” below.

                                                                                                 Signature                                                         Date

*Reportable transactions are all acquisitions or dispositions (e.g., exercise of rights, receipt of a gift), regardless of size, in securities or derivatives (including futures & options), except transactions in: (a) direct obligations of the U.S. Government; (b) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (c) shares of registered open-end investment companies (mutual funds).  Non-volitional transactions are not required to be reported.  The following types of transactions will be deemed non-volitional: stock splits; automatic tender offers; stock gained from mergers or spin-offs; stock dividends; demutualizations; and purchases which are part of an automatic dividend reinvestment plan.

SALES OR OTHER DISPOSITIONS
Security Type	Units	Ticker/ Cusip	Issuer/ Company	Trade Date	Price	Principal Amount	Broker/ Dealer/Bank(1)	Acct #	Interest Rate(2)	Maturity Date(2)	Gift/ AIP/NBI(3)

PURCHASES OR OTHER ACQUISITIONS
Security Type	Units	Ticker/ Cusip	Issuer/ Company	Trade Date	Price	Principal Amount	Broker/ Dealer/Bank(1)	Acct #	Interest Rate(2)	Maturity Date(2)	Gift/ AIP/NBI(3)

DID YOU ESTABLISH ANY INVESTMENT ACCOUNTS (I.E., BROKER/DEALER/BANK) THIS QUARTER?  IF SO INSERT THE FOLLOWING  INFORMATION BELOW:

Name of Broker, Dealer or Bank where account was established

Account Number

Date Account was opened

FOOTNOTES
(1) If you have made a direct issuer trade (i.e. traded directly with the company) enter N/A in this column.
(2) For Fixed Income securities only.
(3) Indicate here if transaction is a Gift, Automatic Investment Plan (AIP), or No Beneficial Ownership (i.e., you claim that you do not have any direct or indirect beneficial ownership in such transactions).

NOTE:  Use additional forms if necessary to report all transactions.

Attachment B

Return Completed Form to the following:  Evan Williams, Chief Compliance Officer, Curian Series Trust/Curian Variable Series Trust, c/o Jackson Fund Services, 225 W. Wacker Drive, Suite 1200, Chicago, IL 60606.

Annual Acknowledgement of Obligations Under the Code of Ethics of Curian Series Trust and
Curian Variable Series Trust

___________________________________________
                      Name (print clearly)

I.	CODE OF ETHICS

I understand that my signature below means that I have read/reread and understand the Code of Ethics of Curian Series Trust and Curian Variable Series Trust (the “Code”).  Further, I have reported all transactions required to be reported pursuant to the requirements of the Code and have complied with the provisions of the Code applicable to me over the past year and will continue to comply with such provisions.

II.	CHECK THE APPROPRIATE STATEMENTS:

(a)	[ ] I am an Independent Trustee; or

(b)	[ ] I am not an Independent Trustee.

________________                __________________
Signature                                                                                            Date

APPENDIX A

CURIAN CAPITAL, LLC

CODE OF ETHICS

Introduction.

Curian Capital, LLC (“Curian”) is an investment adviser registered with the U. S. Securities and Exchange Commission ("SEC") pursuant to the Investment Advisers Act of 1940, and rules thereunder (“Advisers Act”).  Curian Capital is the investment adviser and sponsor of certain separately managed account programs as well as investment adviser to the series (“Funds”) of the Curian Series Trust and the Curian Variable Series Trust (“Trusts”).

Curian and the Trust’s Board of Trustees has adopted and approved this Code of Ethics ("Code") in accordance with the provisions of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act of 1940 (“1940 Act”).  While Curian is the investment adviser to the Funds and will manage directy the Funds that invest only in other affiliated funds,  non-affiliated sub-advisers will primarily conduct the day-to-day management of the Funds that do not invest only in other affiliated funds.  Pursuant to the sub-advisers’ respective “Sub-Advisory Agreements” with Curian and the Funds, the sub-advisers make the investment decisions for those Funds, including determinations as to the purchase and sale of securities for those Funds and the disposition of the assets for those Funds.  Curian has applied for exemptive relief from the SEC, to be a “Manager of Managers,” and will monitor and review the performance of the sub-advisers and the Funds.

The purpose of the Code of Ethics is to govern the professional conduct and personal securities trades of "Supervised Persons" (as herein) of Curian, whose personal interests, in certain circumstances, may conflict with those of Curian and its investment advisory clients.  While Curian has full confidence in the integrity of all of its employees, officers and directors, it recognizes that certain of these persons, and in particular, our investment personnel, have or may have knowledge of present or future client transactions and, in certain circumstances, the power to influence transactions made by or for Clients (as defined herein).  If such individuals engage in personal transactions in securities that are eligible for investment by Clients, these individuals could be in the position where their personal interest may conflict with the interests of Clients.

Except for the Funds of Curian Variable Series Trust that invest only in other affiliated funds, Curian has engaged investment sub-advisers to provide investment services to each Fund and generally does not have portfolio investment selection authority for the Funds or the Trusts.  Additionally, except for those fund of affiliated funds, the Trust’s Trustees and officers who are affiliated with Curian (the “Curian Officers”) do not have portfolio investment selection authority for the Funds or the Trust.

For the Curian Series Trust, Curian, as the discretionary adviser for the Curian separately managed account program, will give all orders for the purchase or sale of each Fund of that Trust.  The Funds of the Curian Series Trust are designed to be a component of a separately managed account that also invests in individual securities and other investments.  Those Funds

are not available directly to investors.   Therefore no reporting or pre-clearance of transactions involving shares of those Funds will be required.

For the Curian Variable Series Trust, since those Funds are available as investment options under variable insurance products that are sold to investors, reporting (but not pre-clearance) of transactions involving shares of those Funds (through allocations in the unit investment trust that invests in the Funds) will be required.

In addition, all Supervised Persons should be aware of additional policies and procedures with respect to their personal conduct, trading and material non-public information (as defined herein).  These additional policies and procedures are set forth in:

•	Curian’s Compliance Policies and Procedures Manual;
•	Curian’s Code of Conduct;
•	Curian’s Insider Trading Policies and Procedures; and
•	Curian’s Chinese Wall Procedures.

All Supervised Persons should have received copies of the Code of Ethics and Insider Trading Policies and Procedures from Curian’s Compliance Department.

I.           General Principles.

A.           Fiduciary Duty.

These procedures are based on the principle that Supervised Persons of Curian owe a fiduciary duty its Clients and the Funds.  This duty includes the obligation to conduct their business affairs and activities and personal securities transactions in a manner that does not interfere with the transactions of any Client or Fund and does not otherwise take unfair advantage of their relationship with Clients or Funds.  In recognition of this duty, Curian hereby adopts the following general principles to guide the actions of its Supervised Persons:

(1)
Supervised Persons of Curian have a responsibility to deal fairly and ethically with Clients in conducting their business activities.  They have a duty at all times to place the interests of Clients and Funds first.

(2)
Supervised Persons have the duty to conduct all personal securities transactions in a manner consistent with this Code of Ethics and in such a manner to avoid any actual or potential conflict or abuse of a position of trust and responsibility.

(3)
Supervised Persons must refrain from actions or activities that allow a person to profit or benefit from his or her position with respect to a Client or Fund, or that otherwise bring into question the Supervised Person's independence or judgment.

(4)
All personal securities transactions by Supervised Persons must be accomplished so as to avoid the appearance of a conflict of interests on the part of such Supervised Persons with the interests of a Client or Fund.

B.	Definitions.

(1)	“Supervised Persons” include:

(a)	Access persons: Directors, officers, and managers of Curian, or other persons occupying a similar status or performing similar functions;

(b)  All employees of Curian.

(2)	Access Person means:

(a)  Any director or officer of Curian and any officers of the Curian Series Trust or the Curian Variable Series Trust;

(b)
Any Supervised Person of Curian who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Client, sub-advisor or Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

(c)
Any natural person in a control relationship to Curian who obtains information concerning recommendations made by Curian with respect to the purchase or sale of a Security by a Client, sub-advisor or Funds; and

(d)	Any spouse, minor child, and any relative resident in the household of a person named in Section I.B.(1)(a) through (c).

Note:
The Compliance Department shall determine those persons who are considered to be Access Persons under this policy. A person does not become an Access Person simply by virtue of customarily assisting in the preparation of public reports, or receiving public reports, but not receiving information about current or prospective fund/portfolio recommendations, trading, transactions, or holdings.  Curian’s Chief Compliance Officer (or his/her designee) shall determine those persons who are Access Persons of Curian, and the requisite reporting requirements.

(3)
Beneficial Ownership means a direct or indirect pecuniary interest in a security, as set forth in Section 16 of the Securities Exchange Act of 1934, as amended.  A person, for example, would be deemed to have a beneficial ownership of securities if he or she directly owned the securities, his or her spouse or minor children owned the securities, or if such person, by contract, arrangement, understanding or relationship, has sole or shared voting or investment power over the securities held by such person.

(4)	Client means any person that has entered an Asset Management Services Agreement with Curian.

(5)	Control means the power to exercise a controlling influence over the management or policies of a company and has a 25% or more ownership position of a company's equity securities.

(6)
Material Non-Public Information (“MNPI”) means information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Information that officers, directors, agents, and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.  (See, Curian’s Insider Trading Policies and Procedures additional information related to MNPI.)

(7)
Personal Account means the brokerage account of a Supervised Person, the brokerage accounts of his or her immediate family, and any brokerage or fiduciary account over which the Supervised Person has discretionary trading authority.

(8)	Related Security means any security convertible within sixty (60) days into a Security, and any future or option on the Security.

(9)
“Reportable Fund” means: (i) any fund for which the Adviser serves as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940; or (ii) any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act.

       (10)   Security” means a security as defined in section 202(a)(18) of the
Investment Advisers Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end funds other than Reportable Funds; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

(11)
Restricted List or Watch List Security means any security placed on Curian’s Restricted List or Watch List pursuant to Curian’s “Chinese Wall Procedures.”  No Supervised Person may trade in any security on Curian’s Restricted List, and Supervised Person’s may be limited in conducting personal trades in securities on Curian’s Watch List.

II.           Prohibitions on Personal Securities Transactions and Other Limitations.

A.	General Prohibitions.

No Supervised Person shall in connection with the purchase or sale by such person of a Security held or to be acquired by any Client or Fund:

(1)	Employ any device, scheme or artifice to defraud such Client or Fund;

(2)	Make to such Client or Fund any untrue statement of a material fact or omit to state to such Client or Fund a material fact necessary in order to make the statements made not misleading;

(3)	Engage in any act, practice, or course of business that would operate as a fraud or deceit upon such Client or Fund; and/or

(4)	Engage in any manipulative practice with respect to such Client Fund.

B.           Pre-Clearance Requirements.

(1)
No Supervised Person may, for a Personal Account held outside of the Curian Program, purchase or sell, directly or indirectly, a Security of an Initial Public Offering or a Private Placement for his or her Personal Account without requesting and receiving approval from the Compliance Department before placing the trade.

(2)
No Access Person that is part of the Asset Management Group or otheremployees who are privy or participate in the recommendations to buy and sell Securities in the Curian Program or Funds, may place a trade in a Security without pre clearing 1 business day in advance of placing the trade.  This requirement does not apply to Reportable Funds.  Preclearance must be received from the Compliance Department before engaging in a personal securities trade in a non-exempt or Security transaction.  (See, Sections II.E. and II.G below.)

Note:           Pre-clearance is mandatory for all personal securities transactions of Supervised Persons involving Initial Public Offerings and Private Placements.  Pre-clearance is also required for investment personnel (Asset Management Group and other designated employees) before they can effect a personal trade in a non-exempt or Security.

(3)
Once approved, the transaction must be executed within 3 business days of approval. Should the time period for executing a proposed transaction lapse (i.e., trade is not completed within the allotted time period), the Access Person is prohibited from executing the trade until a new pre-approval form is completed and approved in accordance with #2 above.

(4)	All orders must be entered as either “market” or “day-limit” orders in order to prevent executions from occurring outside of the 3 business-day window. Good-til-cancel orders are prohibited.

C.           Conflicts of Interest with Clients

No Access Person shall recommend any transaction in any Securities to any Client or Fund without having disclosed his or her interest, if any, in such Securities or the issuer thereof, including:

(1)	The Access Person's Beneficial Ownership of any Securities of such issuer;

(2)	Any contemplated transaction by the Access Person in such Securities;

                                         (3)           Any position the Access Person has with such issuer; and

(4)	Any present or proposed business relationship between such issuer and the Access Person (or any entity or party that the Access Person has a significant interest in).

D.           Confidentiality Requirements.

No Access Person shall reveal any proposed transactions in Securities by one Client or Fund to:

(1)	Another Client or Fund;

(2)	Any employee of Curian; and/or

(3)	Any other person.

E.           Initial Public Offerings.

No Supervised Person may acquire a Security in an initial public offering or private securities sale without the written consent of Curian’s Compliance Department.

F.           No Short-Term Trading Profits.

No Access Person may profit from the:

(1)	Purchase of a Security followed by the sale of the same or a Related Security within thirty (30) days of the purchase if the account is not part of the Curian Program; and/or

(2)	Sale of a Security followed by the purchase of the same Security or a Related Security within thirty (30) days of the sale if the account is not part of the Curian Program.

G.	No Short-Selling of Prudential plc Securities.

No Supervised Person shall engage in any “short-selling” of Prudential plc securities (NYSE Ticker Symbol (PUK)).

G.
Options and Futures.  No Access Person shall engage in any Personal Investment Transaction for the purchase or sale of any option or future on any individual Security, including commodities, without receiving prior approval from the Compliance Department.

H.	Private Placements.

Each Supervised Person who owns Securities acquired in a private placement shall disclose such ownership to the Compliance Department.  No Supervised Person may acquire or make a subsequent investment in a private placement without the prior written consent of Curian’s Compliance Department.

I.	Limits on Gifts.

No Supervised Person shall offer, accept or receive any gift or more than de minimis value (generally, $100, as set forth in the Curian Non-Cash Compensation Policy) from any person or entity that does business with or on behalf of Curian.  The receipt of an occasional lunch, dinner, ticket to a sporting event or other entertainment event within the criteria outlined in the Non-Cash Compensation Policy is considered acceptable.

III.           Procedures for the Pre-Clearance of Securities Transactions

A.           Requirements.

For every proposed transaction in a Security and/or related Security that must be pre-cleared, a Supervised Person must:

(1)	Complete a “Personal Trading Request Authorization Form,” (attached hereto as Exhibit A);

(2)	File such Personal Trading Request Authorization Form with the Compliance Department; and

(3)	Receive authorization for the proposed transaction from the Compliance Department 1 day prior to placing a trade.

Note:           The Compliance Department shall pre-clear transactions that appear, upon reasonable inquiry, to present no reasonable likelihood of harm to any Client or Fund.

B.           Timing of Purchases and Sales.

                                        (1)           Once approved, the proposed transaction must be executed within 3 business days after receipt of approval from the Compliance Department.  This means that if you receive approval from the Compliance Department to buy or sell a security today, you must wait until the next day to execute, and have the next 2 business days to execute your transaction.

(2)
Should the time period for executing the proposed transaction lapse (trade is not completed within the allotted time period), the Supervised Person must complete a new Personal Trading Authorization Form for the same proposed transaction, and receive written pre-clearance from the Compliance Department.

Pre-clearance is mandatory for all personal securities transactions of Supervised Persons involving Initial Public Offerings and Private Placements.  Pre-clearance is also required for investment personnel (Asset Management Group and other designated employees) before they can effect a personal trade in a non-exempt Security.

(3)	All orders must be entered as either “market” or “day-limit” orders in order to prevent executions from occurring outside of the 3 business-day window. Good-til-cancel orders are prohibited.

C.           Exempt Transactions - Pre-Clearance Requirements Not Applicable

The pre-clearance requirements of Sections III.A. and III.B. shall not apply for the following:

(1)	Those securities not defined as “Securities” and “Related Securities” pursuant to Section I.B.(8) and I.B.(10) of this Code of Ethics;

(2)	Purchase or sales over which the Supervised Person has no direct or indirect influence or control; including accounts held at Curian Clearing that are part of the Curian Program;

(3)
Purchases or sales for a discretionary account managed by a broker-dealer or financial professional, including a Curian managed account, in which the Supervised Person has no involvement in the day-to-day management and stock selection of the account;

(4)
Purchases or sales effected pursuant to an automatic investment plan (i.e., dividend reinvestment plan, 401K program or other periodic investment programs).   To the extent such plans include a mutual fund or unit investment trust in which Curian or an affiliate is the investment adviser or principal underwriter, the transaction activity of such plans will be gathered separately and reviewed by Compliance in conjunction with the Supervised Persons’ reportable trades;

(5)
Purchases or sales of unaffiliated mutual funds and unit investment trusts in which Curian or an affiliate is not the investment adviser or principal underwriter.  Investment personnel (Supervised Persons) are still required to obtain pre-clearance prior to trading in securities of closed-end funds and Exchange Traded Funds (commonly referred to as ETFs);

(6)
Transactions in units of variable products for which shares of the Curian Variable Series Trust serve as the underlying investment portfolio, the transaction activity of such products will be reviewed by Compliance in conjunction with the Supervised Persons’ reportable trades; Compliance will review the activity within the variable insurance product to ensure trading is in compliance with the ban of short term trading (Section II F).

(7)	Purchase or sales that are non-volitional on the part of the Supervised Person (e.g., purchases made pursuant to an automatic dividend reinvestment plan);

      (8)     Purchases or sales of securities that are not eligible for purchase by any Client;

(9)	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities; and

Note:  The Compliance Department may, in very limited circumstances, grant an exemption or exception on a case-by-case basis, provided that such exceptions do not constitute a conflict of interest with the trading of Client accounts nor have a market impact.

IV.           Reporting requirements of Supervised Persons

A.           Opening Brokerage Accounts.

Every Supervised Person who opens an account at a broker-dealer, bank, or other financial institution shall:

(1)	Immediately notify the Compliance Department of the opening of such account; and

(2)
Should such approval be given, direct each such broker-dealer, bank, or other financial institution to provide the Compliance Department a duplicate copy of each confirmation and periodic account statement issued to such Supervised Person.

Note:           Supervised Persons opening brokerage accounts will have to complete a “Securities Account Disclosure Form” and “Securities Holdings Disclosure Form,” as set forth in Section IV.B.

B.           Personal Securities Reports.

                      All Access Persons shall complete, sign, and submit to the Compliance Department a Securities Account Disclosure Form and Securities Holdings Disclosure Form (both

Forms are attached hereto as Exhibit B) no later than ten (10) days after becoming an Access Person.  The information reported in these forms must be current as of a date no more than (45) days prior to the date in which the person becomes an Access Person.

In addition, all Supervised Persons opening a new account at a broker-dealer, bank, or other financial institution must complete, sign, and submit to the Compliance Department a Securities Account Disclosure Form and Securities Holdings Disclosure Form

(1)
The Securities Account Disclosure Form shall contain such information, including, but not limited to, the name of any broker-dealer, bank, or financial institution with whom the Supervised Person maintained an account in which any securities were held for the direct or indirect benefit of the Supervised Person, as of the date the person became an Supervised Person.

(2)
The Securities Holdings Disclosure Form shall contain such information, including, but not limited to, the title, number of shares, and principal amount of each security in which the Supervised Person had any direct or indirect beneficial ownership when the person became a Supervised Person.  Securities held in certificate form should also be identified on the form.

(3)
As part of the Annual Certification of Compliance requirement set forth in Section IV. D., each Supervised Person will:  (i) submit an annual holdings report on the Securities Holding Disclosure Form to confirm their securities holdings, including those held in certificates, and (2) confirm their existing brokerage accounts by submitting an updated Securities Account Disclosure Form.

C.           Quarterly Transaction Report.

All Supervised Persons are required to have their broker dealers and financial intermediaries provide the Compliance Department with duplicate copies of their brokerage confirmations and statements for all Securities.  Additionally, the Compliance Department has made arrangements to periodically receive internal reports regarding the trading activity of Supervised Persons in Reportable Funds offered under variable annuities, those variable products for which the the Funds of the Curian Variable Series Trust serve as the underlying investment portfolio, 401k plans or other incentive programs available through Curian or its affiliates.  Accordingly, Supervised Persons will not have to complete and submit a “Quarterly Transaction Report” since the Compliance Department is already receiving information about their personal securities trading.

If a Supervised Person executes a transaction directly with an issuer or a financial intermediary that does not furnish duplicate confirmations and statements to the Compliance Department, then he or she must submit a Quarterly Transaction Report (attached hereto as Exhibit C), for such reportable transactions, not later than thirty (30) days after the end of the calendar quarter.  Quarterly Transaction Reports filed pursuant to this Section IV.B. shall contain:

(1)	The name of the Supervised Person making the report;

(2)	Date of the transaction;

(3)	Title and number of shares involved;

(4)	Principal amount of each Security involved;

(5)	Nature of the transaction (buy or sell);

(6)	Price at which transaction was effected; and

(7)	Name of the issuer or financial intermediary through whom the transaction was effected.

Supervised Persons who do not have an account or those who do not engage in a personal securities transaction during a quarter are not required to file a negative report stating that they had no transactions.

The Compliance Department will send a quarterly email notice to each Supervised Person to remind them of their responsibilities to facilitate compliance.

D.           Initial and Annual Certification.

Every Supervised Person shall complete a “Code of Ethics Certification” (attached hereto as Exhibit D), upon initial receipt of this Code of Ethics.  In addition, all Supervised Persons are required to complete an Annual Code of Ethics and Compliance Certification (“Annual Certification”) that he or she has:

(1)	Complied with this Code of Ethics;

(2)	Read and understands this Code of Ethics;

(3)
Disclosed, pre-cleared, and reported all transactions in Securities and Related Securities to the Compliance Department, consistent with the requirements of this Code of Ethics, including the forms set forth in Exhibits A, B, and C, where applicable;

(4)
The Annual Certification may also include, but is not limited to, obtaining confirmation and/or information from Supervised Persons about their outside business activities, positions or directorships, personal securities accounts and holdings, and other disclosures necessary to the business of Curian and/or required by its Board of Managers; and

(5)	Supervised Persons will be requested to submit their Annual Certification to the Compliance Department during the first quarter of each year.

E.	Reporting Violations. Any person becoming aware of a violation or an apparent violation of this Code of Ethics shall promptly report such matter to the Chief Compliance Officer Department.

V.           Compliance Department Duties

A.           Review of Transactions.

The Compliance Department shall review and compare all reported transactions in Securities and Related Securities with:

(1)	The transactions of the Supervised Person indicated on his or her confirmations and account statements;

(2)	The approval forms granting approval for transactions requiring preclearance, and

(3)	The transactions executed by Curian on behalf of its Clients.

B.
Investigation of Possible Violations.If the Compliance Department suspects that a Supervised Person has violated these Procedures, the Compliance Department shall investigate the alleged violation, and, as a part of that investigation, allow the Supervised Person an opportunity to explain why the violation occurred or did not occur.

C.	Violations of the Code of Ethics.

The Compliance Department and Curian’s senior management have an affirmative duty to monitor compliance with the Code of Ethics, including, the following reporting and disciplinary requirements:

(1)
The Compliance Department will take appropriate action to correct or remedy inadvertent or technical infractions of the Code of Ethics.   The following describes the four-step process and sanctions related to responding to infractions, which are not egregious or a serious violation of these procedures.

(a)
First offense.  A warning will be issued to the Supervised Person and a record of the notice will be retained by the Compliance Department.  Depending on the circumstances, the person may be requested to unwind or cancel the trade, forfeit any profit, or other action commensurate with the infraction.

(b)
Second Infraction.  The person will be suspended from engaging in a personal securities transaction for thirty (30) days.  The suspension does not apply to transactions that are not reportable and otherwise exempt (e.g., an existing 401K plan).  Depending on the circumstances, the person may be requested to unwind or cancel the trade, forfeit any profit, or other action commensurate with the infraction.

             (c)  Third Infraction.  The person will be suspended from engaging in a personal securities transaction for ninety (60) days.  After completing the suspension, Personal Securities Transactions in Securities by the

individual will be subject to pre-clearance by the Compliance Department for the next sixty (60) days.  The suspension does not apply to transactions that are not reportable and otherwise exempt. Depending on the circumstances, the person may be requested to unwind or cancel the trade, forfeit any profit, or other action commensurate with the infraction.

(d)
Fourth Infraction.  Personal trading privileges under this Code of Ethics will be revoked and a recommendation will be made to management and/or Human Resources to consider reassigning or taking other action, which may include the dismissal of the person.  Depending on the circumstances, the person may be requested to unwind or cancel the trade, forfeit any profit, or other action commensurate with the infraction.

(2)
If a Supervised Person has committed an egregious or serious violation of these Procedures, the Chief Compliance Officer will investigate and report his or her findings to senior management.  Such report will include his or her recommendation on what steps should be taken to address such violation, including, recommending sanctions against the violator.

(3)
On consideration of the report and any other relevant information, senior management will take appropriate disciplinary action under the circumstances to sanction the violator.  Such action may include, but is not limited to, a letter of censure, fine, suspension of trading privileges, forfeiture of profits, suspension, and reassignment and/or termination of employment.

VII.           Records Retention.

The Compliance Department shall maintain the following records for a period of not less than five (5) years:

A.	A copy of these Procedures;

B.
Records of any violation of these Procedures and subsequent actions taken by the Compliance Department and/or Curian management will be maintained by the Compliance Department in response to such violation;

C.	Copies of Supervised Person reports and broker-dealer, bank, or financial institution confirmations and account statements;

D.	Copies of all Forms completed by Supervised Persons, as required pursuant to this Code of Ethics; and

E.	Lists of all Access Persons.

VIII.           Training

A.           New Employees.

Each newly hired Supervised Person or newly designated Access Person shall receive a copy of this Code of Ethics and shall be required to certify, within thirty (30) days of such designation, the receipt of such Code of Ethics, and that he or she has read and understands the Procedures.

B.           Initial Review

A representative from the Compliance Department shall be available to review the Code of Ethics with any newly hired Supervised Person or newly designated Access Person.

C.           Annual Training.

The Compliance Department shall at least annually conduct a training seminar reviewing the requirements of the Code of Ethics and the required duties of Supervised Persons.

Exhibit A

PERSONAL TRADING REQUEST AUTHORIZATION FORM
(To be completed prior to any personal trade)

Name: _____________________________________________________________________
Phone Ext: __________________________________________________________________
Position: ____________________________________________________________________

Date of Proposed Transaction: ___________________________________________________

Name of the issuer____________________________________ Ticker ___________________
Dollar Amount: _______________________________________________________________
Number of Securities: __________________________________________________________

Nature of Transaction: __________________________________________________________ (Buy or Sell)1

Are you or a member of your immediate family an officer or director of the issuer of the Securities, or an affiliate2 of the issuer?    [ ]  Yes          [ ]  No

If Yes, please describe: _________________________________________________________
____________________________________________________________________________

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the Security3: _______________________________________________
____________________________________________________________________________

Are you aware of any material non-public information4 regarding the Security or the issuers? [ ] Yes [ ] No

Does this transaction involve a private placement? [ ] Yes [ ] No

Is the Security being purchased part of an Initial Public Offering? [ ] Yes [ ] No

1  Only “market” or “day-limit orders” are allowed. Good-til-cancel orders are prohibited.

2 For purposes of this question, “affiliate” includes: (i) any entity that directly or indirectly owns, controls, or holds with the power to vote 5% or more of the outstanding voting Securities of the issuer, and (ii) any entity under common control with the issuer.

3 A “professional relationship” includes, for example, the provision of legal counsel or accounting services.  A “business relationship” includes, for example, the provision of consulting services or insurance coverage.

4 Material non-public information is more fully described in Curian’s Insider Trading Policies and Procedures.

Do you beneficially own 5% or more of the outstanding voting Securities of the issuer? [ ] Yes [ ] No

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship between the proposes transaction and Securities held or to be acquired by “Model Manager Portfolios” in the Program, or other Curian advisory accounts, that that may be relevant to a determination as to the existence of a potential conflict of interest?5        [ ] Yes            [ ] No

If Yes, please describe: _________________________________________________________
____________________________________________________________________________

Signature: _____________________________

Date: _________________________________

Approval or Denial of Personal Trading Request
(To be completed by the Compliance Department)

____	Approved. The proposed transaction appears to be consistent with the policies described in the Code of Ethics. Pre-Clearance is granted from and including:

____________________ through ______________________

____
Denied.  The proposed transaction does not appear to be consistent with the policies described in the Code of Ethics and/or the conditions necessary for approval of the proposed transaction have not been satisfied.  Pre-Clearance is denied.

Signature: _____________________________

Title: _________________________________

Date: _________________________________

5 Facts that would be responsive to this question include, for example, the receipt of “special favors” from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other Securities.  Another example would be investment in Securities of a limited partnership that in turned owned warrants of a company formed for the purpose of effecting a leveraged buyout.  The foregoing are only examples or pertinent facts, and do not limit the types of facts that may be responsive to this question.

Exhibit B

CURIAN - SECURITIES ACCOUNT DISCLOSURE FORM

Instructions: Use this form if you are a new employee, or are an existing employee who has opened a new account, are closing an account or are submitting an annual report. This form is used to disclose the existence of any securities, commodities or futures accounts of an employee or accounts that an employee maintains investment discretion or beneficial interest.  If you do not maintain any outside securities accounts, please specify “None” below” and bear in mind that you are under a continuing duty to disclose if this changes, that is notice and prior approval is required in order to open an outside securities account.

Part 1 – Type of Filing:  (Check One Only)                                                                           New Employee _____                                           New Account _____Closing Account _____
      Part 1 - Part 2 – Statement of Accounts/Holdings:
   Yes        No
1.	1. I have securities or commodities accounts that must be disclosed in accordance
      with Curian policies.                                                                                           ___             ___
     (If yes, you must complete Part 2, below)
2.	I maintain securities holdings outside of accounts required to be disclosed in accordance
with Curian policies.                                                                                                                                                       ___        ___
(If yes, you must complete a Securities Holdings Disclosure Form)

Part 2 – Securities and Commodities Accounts Maintained:  List all accounts required to be disclosed by Curian policies and procedures. Employees must instruct the institution(s) holding the account(s) to send duplicate confirmations and periodic statements of activity to Curian for all accounts listed. The Request for Duplicate Confirmations and Statements form may be used for this purpose. For “closing account” disclosure, list only the account (s) being closed.

EXACT NAME OF ACCOUNT (AS IT APPEARS ON ACCOUNT STATEMENT)	NAME OF BROKERAGE FIRM	ACCOUNT NUMBER	EMPLOYEE’S RELATIONSHIP TO ACCOUNT:
			Self	Spouse	Child	Other (State):

EMPLOYEE’S NAME: _________________________________________

EMPLOYEE’S SIGNATURE: ______________________________________                                                                                                                                DATE: _________________________

COMPLIANCE APPROVAL: ______________________________________                                                                                                                                DATE: _________________________

CURIAN – SECURITIES HOLDINGS DISCLOSURE FORM

Instructions: Use this form if you are a new employee, have acquired a new security holding, have closed out a security holding or are submitting an annual report. This form is used to disclose the existence of any securities held by employees outside of an account disclosed on the Securities Account Reporting Form.
Part 1 – Type of Filing:  (Check One Only)
New Employee _____                                           New Holding _____                                           Closed-out Holding _____
Part 2 – Securities Holdings Maintained Outside of Reported Accounts:
For employee disclosure, list all securities holdings required to be disclosed by Curian policies and procedures. For “new holding list only the security(ies) not previously disclosed. For “closed-out holding” disclosure, list only the security (ies) holdings that were eliminated. For “annual report” disclosure list all the security(ies), even if  previously disclosed. These reports are required in the event a new position is established or eliminated (i.e. increasing ownership in ABCD Corp. from 0 to 100 shares or reducing ownership from 100 to 0 shares), as well as when a change in the quantity of a security owned (i.e. increasing ownership in ABCD Corp. from 100 to 200 shares or reducing ownership from 200 to 100 shares).

NAME OF ISSUER OF THE SECURITY HELD	TYPE OF SECURITY HELD (I.E. COMMON STOCK, DEBENTURE, PREFERRED STOCK, ETC.)	EMPLOYEE’S RELATIONSHIP TO HOLDING:
		Self	Spouse	Child	Other (State):

EMPLOYEE’S NAME: _________________________________________

EMPLOYEE’S SIGNATURE: ______________________________________                                                                                                                                DATE: _________________________

COMPLIANCE APPROVAL: ______________________________________                                                                                                                                Date: _________________________

Exhibit C

QUARTERLY TRANSACTION REPORT

For the Quarter ended _______________________________

Supervised Persons must file a Quarterly Securities Transaction Report within thirty (30) days of the end of the quarter unless they have arranged to have their broker provide the Compliance Department with duplicate copies of your confirmations and statements.   Supervised Persons that did not have a reportable transaction during the prior quarter do not have to file a Quarterly Securities Transaction Report.

During the prior quarter, the following is a list of transaction(s) in which I acquired or sold a security1 directly with an issuer or financial intermediary that does not provide duplicate confirmations or statements to the Compliance Department:

Trade Date	Buy or Sell	Name and Type of Security (stock, Bond, etc.	Ticker Symbol	Shares	Principal Amount	Price per share	Broker or Financial Institution

1 Securities transactions are all securities transactions, including those in certificate form, of Curian Supervised Persons, regardless of the size of the Securities transactions, except that such transactions shall not include:  (a) Any security issued or guaranteed as to principal or interest by the U.S. Government, a U.S government agency, or a U.S. government instrumentality; (b) securities of unaffiliated mutual fund; (c) any money market instrument, including bankers' acceptances, certificates of deposit, and commercial paper; and (d) exempt transactions as described in the Code of Ethics.

Name  _____________________________      Date:  ___________________  Signature: _________________________________

Exhibit D

CODE OF ETHICS CERTIFICATION

I hereby certify that: (i) I have read and understand the Curian Capital Code of Ethics, (ii) recognize that I am subject to the compliance policies and procedures contained therein, and (iii) will cooperate with any inquiry regarding my Securities trading activities conducted by the Compliance Department, and any regulatory agency.

Signed:                      _________________________________

Name:                        _________________________________

Date:                         _________________________________

Exhibit E

CURIAN CAPITAL, LLC
ANNUAL CODE OF ETHICS AND COMPLIANCE CERTIFICATION

1.           CODE OF ETHICS

I have read the Code of Ethics and related attachments and understand them and recognize that I am subject to them.  Further, I have disclosed or reported all personal transactions required to be disclosed or reported pursuant to the requirements of the Code and I certify that I have complied with the Code of Ethics applicable to me during 2008.

CHECK THE APPROPRIATE STATEMENT (check only one):

[ ]
I have provided Curian Capital, LLC a complete report on the Securities Holdings Disclosure Form of all my holdings information in Securities, including those held in certificate form, as of the end of the prior calendar year.  I have also disclosed on the Securities Account Form all of my brokerage and securities accounts and have made arrangements with such firms for provision of my brokerage confirmations and statements to be forwarded to the Compliance Department of Curian Capital.

[ ]
I have provided Curian Capital, LLC a complete report on the Securities Holdings Disclosure Form of all my holdings information in Securities, including those held in certificate form, as of the end of the prior calendar year.  I have also disclosed on the Securities Account Disclosure Form all of my brokerage and securities accounts.  However, I have not made arrangements with such firms for provision of my brokerage confirmations and statements to be forwarded to the Compliance Department of Curian Capital.  Thus, I recognize I will have to continue to file a Quarterly Securities Transaction Report within thirty (30) days after the end of each quarter until I am able to arrange for the forwarding of duplicate statements and confirmations to be sent to the Compliance Department.

[ ]	I do not have any Securities holdings or brokerage accounts or hold certificates of stock.

2.           INSIDER TRADING

I have read the material on the Insider Trading Policies and Procedures, and Chinese Wall Procedures applicable to our conduct of business.   I understand these procedures and further certify that I have complied with the Insider Trading Procedures and Chinese Wall Procedures during the past year.

3.           OUTSIDE BUSINESS ACTIVITIES AND RELATIONSHIPS

I have disclosed all fiduciary, corporate and outside relationships, positions and responsibilities to the Compliance Department.  I fully understand the need to immediately obtain authorization from the firm prior to taking on any new activities or positions outside the firm.

4.           COMPLIANCE MANUAL AND PROCEDURES

I have read the Curian Capital, LLC Compliance Manual and its related references that address the relevant policies and procedures applicable to our business (e.g., Privacy Policy, Information Security Policy, Safeguarding Policy, Non-Cash Compensation Policy, and other policies established).  I understand these requirements and their applicability to me.  I further certify that I have complied with these requirements in the past year and will continue to comply with them while employed at Curian Capital, LLC.

5.           GIFT, GRATUITIES AND REBATES

I have read the Gift, Gratuity and Rebate policy and am familiar with the firm’s Non-Cash Compensation policy covering my activities.  I understand the importance of these requirements and their application to me in performing my job.  I further certify that I have been in compliance with these requirements in the past year and agree to continue to comply with them while employed with at Curian Capital, LLC.

6.           PERSONAL MATTERS

I certify that there are no judgments or pending disciplinary, legal, or other matters that would affect my employment with Curian Capital, LLC.   Further, I recognize the need to bring such matters to the attention of the Compliance Department if there is any change in my status.

____________________________________                 ___________________
Signature                                                                                     Date

APPENDIX B

CODE OF ETHICS

JACKSON NATIONAL ASSET MANAGEMENT, LLC
JNL SERIES TRUST
JNL INVESTORS SERIES TRUST
JNL VARIABLE FUND LLC

Introduction - Establishment & Purpose of the Code of Ethics

The Board of Managers of JNAM (alternatively, Adviser), an investment adviser registered with the SEC, and Funds’ Board have adopted and approved this Code of Ethics ("Code") in accordance with the provisions of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act.

While the Adviser is the investment adviser to the Funds, certain affiliated and non-affiliated sub-advisers primarily conduct the day-to-day management of the Funds.  Pursuant to the sub-advisers’ respective “Sub-Advisory Agreements” with the Adviser, the sub-advisers make the investment decisions for the Funds, including determinations as to the purchase and sale of securities for the Funds and the disposition of the assets for the Funds.  The Adviser, pursuant to exemptive relief granted by the SEC, is a “Manager of Managers,” and monitors and reviews the performance of the sub-advisers and the Funds.

JNAM does not make individual investment decisions on behalf of the Funds, and its trading and portfolio management functions are limited to the “Fund of Funds,” which primarily require the mechanical application of investment guidelines.  Certain Fund of Funds may require investment selection of the underlying Funds.  JNAM does not have a traditional portfolio management department and does not operate a traditional trading desk.  JNAM provides the Funds with various services, including, but not limited to: compliance; fund accounting; transfer agency services; due diligence services; and administrative services.  The Funds underlie certain variable products sponsored by Jackson, and are primarily sold to the separate accounts of those variable products.  The Funds are also sold to participants in certain “Qualified Retirement Plans” and “Non-Qualified Retirement Plans.”

The Funds and its Adviser hold all of their respective employees to a high standard of integrity and business practices.  In serving their clients, the Funds and its Adviser (collectively, “Fund Companies”) strive to avoid conflicts of interest or the appearance of conflicts of interest in connection with transactions in securities for their employees and for the Funds or any of its portfolios.

Jackson National Life Distributors LLC (alternatively, Distributor) has its own Code of Ethics that has been approved by the Funds’ Board.  The Adviser’s Chief Compliance Officer (or his/her designee) will consult with the Distributor’s Chief Compliance Officer (or his/her designee) as to the identification of the Distributor’s Access persons (if any).

While affirming their confidence in the integrity and good faith of all of their employees, managers, officers, trustees, and directors, the Funds recognize that the knowledge of, and/or access to, current or future Fund portfolio transactions, holdings or valuations could, in certain instances, place such individuals, if they engage in personal transactions in “Securities” (as defined herein), in a position where their personal interests actually conflict or may conflict with the interests of the Funds.

In view of the foregoing, and of the provisions of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act, the Funds and its Adviser have determined to adopt this Code applicable to the Funds and the Adviser, and certain of their personnel (and as applicable, certain personnel of the Distributor) to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish internal reporting requirements and enforcement procedures.  If any officer, director, trustee, manager, or employee of any of the Fund Companies is unsure, or has questions or concerns, about engaging in a particular course of action or certain conduct or activities that are, or may be, covered by this Code, such person should consult the Chief Compliance Officer (or his/her designee) prior to engaging in such course of action, conduct or activities.

Section 1 - Definitions

For purposes of this Code of Ethics, the following definitions shall have the described meanings.

(a)           “Supervised Persons” may include:

(i)	Directors, officers, trustees, and managers of the Funds and the Adviser (and as applicable, the Distributor), or other persons occupying a similar status or performing similar functions;

(ii)	Employees of the Funds and the Adviser (and as applicable, the Distributor); and

(iii)	Any other person who provides advice on behalf of the Adviser and is subject to the Adviser’s supervision and “Control” (as Control is defined hereinafter).

(b)           "Access Persons" may include:

(i)	Any trustee or manager of the Funds, and any officer or manager of the Funds and the Adviser;

(ii)
Any Supervised Person of the Adviser who: (A) has access to nonpublic information regarding the Funds purchase or sale of securities, or nonpublic information regarding the portfolio holdings of the Funds; or (B) is involved in making securities recommendations to the Funds, or has access to such recommendations that are nonpublic; and/or

(iii)
Any director, officer or employee of the Distributor who in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of a Security by any Fund, or whose functions or duties, in the ordinary course of business provide access to nonpublic information regarding portfolio holdings of the Funds; and/or

Note:
A person does not become an Access Person simply by virtue of customarily assisting in the preparation of public reports, or receiving public reports, but not receiving information about current or prospective fund/portfolio recommendations, trading, transactions, or holdings.  The Chief Compliance Officer (or his/her designee) shall determine those persons who are Access Persons of the Funds, its Adviser, and the Distributor, and the requisite reporting requirements.

Note:	For further information related to reporting and pre-clearance requirements for Supervised Persons and Access Person, please see Section 4, Section 5, and Exhibit H attached hereto.

(c)
A "Security held or to be acquired" by a Fund means any Security which, within the most recent fifteen (15) days: (i) is or has been held by the any Fund; or (ii) is being or has been considered by such Fund for purchase.

(d)
"Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, includes accounts and securities of a spouse, minor children, and any other relatives (parents, adult children, brothers, sisters, etc.) who reside in an Access Person's home.  Beneficial Ownership shall also include those persons whose investments the Access Person directs or Controls, whether the person lives with the Access Person or not, as well as, accounts of another person (individual, partner, corporation, trust, custodian, or other entity) if by reason of any contract, understanding, relationship, agreement or other arrangement the Access Person obtains or may obtain therefrom a direct or indirect pecuniary interest.  A person does not derive a direct or indirect pecuniary interest by virtue of serving as a trustee or executor unless he/she or a member of his/her immediate family has a vested interest in the income or corpus of the trust or estate.

Note:
An Access Person will be deemed to have Beneficial Ownership of an account(s), based on the foregoing definition, and such account(s) will be subject to the reporting requirements set forth herein, and may be subject to the pre-clearance requirements set forth herein.

(e)	“Brokerage Account” refers to those accounts over which an Access Person has Beneficial ownership of securities and investments.

(f)	“Chief Compliance Officer” means the Chief Compliance Officer of the Funds and the Adviser.

(g)	“Compliance Program and Manual” means the compliance policies and procedures, and other materials, for the Funds and the Adviser (accessible online via JNAM’s internal intranet site).

(h)	"Control" means the power to exercise a controlling influence over the management or policies of the Funds, unless such power is solely the result of an official position with the Funds.

(i)	"Disinterested Person" means a trustee or manager of the Funds who is not an "interested person" of the Funds, within the meaning of Section 2(a)(19) of the 1940 Act.

(j)	"Purchase or sale of a Security" includes, inter alia, the writing of an option to purchase or sell a Security.

(k)	"Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Advisers Act.

(l)
A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(m)
"Personal Investment Transaction" means a transaction by an Access Person for the direct or indirect purchase or sale of a Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

(n)
A “Limited Offering” or “Private Placement” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505, or 506 under Regulation D of the Securities Act of 1933, as amended.

(o)
“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

(p)
“Reportable Fund” means an investment company (mutual fund) advised by the Adviser, and includes certain investment companies that are part of the Adviser’s “Qualified Retirement Plan” and as part of Jackson’s variable products.

(q)	“Jackson” means Jackson National Life Insurance Company and Jackson National Life Insurance Company of New York, and also referred to as “JNL."

(r)
“Variable Funds” mean the mutual funds (investment companies) that underlie the Jackson variable contracts.  The public, and Jackson employees, may only purchase variable Funds indirectly, through the Jackson 401k Plan or through Jackson variable contracts.

(s)
“Penny Stocks” mean those Securities trading outside one of the major exchanges (i.e. NYSE, NASDAQ, or AMEX), a non-listed or de-listed security, and/or those securities that trade at less than $5.00 per share on an exchange.  As used herein, a Penny Stock may also include certain exchange-traded fixed-income investments.  A Penny Stock does not include exchange traded funds (ETF’s).

Section 2—Statement of General Fiduciary Principles and General Prohibitions

(a)
Fiduciary Duty to Shareholders.  In recognition of the trust and confidence placed in the Fund Companies by the Funds and its Shareholders,1 and to give effect to the Fund Companies' shared belief that their operations should be directed to the benefit of the Funds’ Shareholders (consistent with the “Governance” section of the Compliance Program & Manual), the Fund Companies establish the following general principles to guide the actions of their trustees, managers, directors, officers and employees:

(i)
The interests of the Funds and its Shareholders are paramount, and all of the Fund Companies’ personnel must conduct themselves and their operations to give effect to this tenet by placing the interests of the Funds’ Shareholders before their own corporate or individual interests.

(ii)
All personal transactions in securities by the Fund Companies’ personnel must be accomplished so as to avoid even a potential conflict of interest on the part of such personnel with the interests of the Funds and its Shareholders.

(iii)
All of the Fund Companies’ personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Funds, or that otherwise bring into question such person's independence and/or judgment.

(iv)
Information concerning the identity of security, fund, or portfolio holdings and related investment and financial information of the Funds or any of its portfolios is highly confidential, and all of the Fund Companies’ personnel must treat such information accordingly and not disclose such information to any third party external to the Fund Companies except pursuant to a duly authorized and appropriately protective written agreement.

(v)	All Fund Companies’ personnel are prohibited from taking personal advantage of their knowledge of recent or impending securities activities of the Funds, its Adviser or any of its sub-advisers.

(vi)	All of the Fund Companies’ personnel must carry out their responsibilities with respect to the Funds in compliance with the Federal Securities Laws.2

1 For the purpose of the Funds, the term “Shareholder” shall be deemed to include owners of variable annuity contracts and variable life insurance policies funded through separate accounts investing in the Funds, and also includes the participants in the JNL Qualified Plans.

2 “Federal Securities Laws” is generally understood to include the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

(b)
Any non-compliance with or violation of the general fiduciary principles and/or general prohibitions (set forth herein) may result in the imposition of sanctions upon such Supervised Person pursuant to Section 6 herein. In addition to the specific prohibitions contained in this Code, each Supervised Person and Access Person is subject to a general requirement not to engage in any act or practice that would defraud the Funds and/or its Shareholders.

Note:           This Code does not attempt to identify all possible conflicts of interests and literal compliance with each of the specific procedures will not shield a Supervised Person or an Access Person from liability for personal trading or other conduct that violates the fiduciary duty owed to the Funds and its Shareholders.

Section 3—Prohibitions & Limitations on Personal Securities Transactions

(a)
Maintain Confidentiality.  It is a policy of the Funds that information with respect to prospective or current portfolio transactions of any Fund shall be kept confidential.  No Access Person shall take personal advantage of any information concerning prospective or actual portfolio transactions in any manner that might prove detrimental to the interests of the Funds.

(b)
No Personal Investment Transactions Based on an Access Person’s Position with the Adviser and the Funds.  No Access Person shall use such person’s position to gain personal benefit through work relationships.  No such Access Person shall attempt to cause any Fund to purchase, sell or hold a particular security when that action may reasonably be expected to create a personal benefit to the Access Person.  An Access Person shall not contact a sub-adviser to gain non-public information related to the Funds’: intra-day portfolio holdings; intra-day Securities transactions; and/or proposed Securities transactions to facilitate a Personal Investment Transaction.  In addition, no Access Person shall use such person’s position to gain personal knowledge of the Funds’: intra-day portfolio holdings; intra-day Securities transactions; and/or proposed Securities transactions to facilitate a Personal Investment Transaction.

(c)
No Personal Investment Transactions Based on Inside Knowledge.  No Access Person shall engage in a Personal Investment Transaction with respect to any Security which to his or her actual knowledge at the time of such transaction:

(i)	Is being considered for purchase or sale by any Fund; or

(ii)	Is the subject of a pending buy or sell order by any Fund.

(d)	No Fraud or Manipulative Practices. No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Fund:

(i)	Employ any device, scheme or artifice to defraud such Fund;

(ii)
Make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)	Engage in act, practice, or course of business which operates or would operate as a fraud or deceit upon such Fund; and/or

(iv)	Engage in any manipulative practice with respect to such Fund.

(e)
No Short-Term Trading.  No Access Person shall engage in short-term trading which is the purchase and sale (or sale and purchase) of the same (or equivalent) Securities within a thirty (30) calendar day period, unless such trading: (i) is within one of the Exempt Transactions set forth in Section 4 herein; (ii) is in an option or future on a Securities index (index options and futures); or (iii) is approved by the Chief Compliance Officer (or his/her designee) pursuant to a written exception prior to the second portion of such short-term trade being initiated.

Note:  Short-term trading in registered open-end investment companies (mutual funds) that are unaffiliated with the Funds or the Adviser, and are designed for such short-term trading is permitted under this Code.  Short-term trading is also permitted in exchange traded funds (ETF’s).

(f)
No Insider Trading.  In accordance with the Adviser’s Insider Trading Policies and Procedures, no Access Person shall directly or indirectly, purchase or sell securities or investments while in possession of “material non-public information” (sometimes referred to as “inside information”).  Nor shall such Access Person disclose such information to any third party or furnish investment advice or information to any person or entity where such advice or information is based upon or influenced by, or furnished while in possession of, such material non-public or inside information.  Any Access Person who has any questions concerning whether particular information received or obtained is “material, non-public” should refer to the Adviser’s Insider Trading Policies and Procedures, and consult the Chief Compliance Officer (or his/her designee).

(g)
No Options or Futures.  No Access Person shall engage in any Personal Investment Transaction for the purchase or sale of any option or future (e.g. written call or written put options) on any individual Security, except that, an Access Person may engage in Personal Investment Transactions in options and futures on a Securities index (index options and futures) or exchange traded funds (ETF’s).

(h)	No Short-Selling. No Access Person shall engage in any Personal Investment Transaction involving the “short-selling” of any Security.

(i)
Limits on Transactions in Prudential plc Securities.  Prudential plc Securities currently trade as American Depository Receipts on the New York Stock Exchange (NYSE Ticker Symbol: PUK).  No Access Person shall engage in any Personal Investment Transaction involving Prudential plc Securities unless such transaction(s) is pre-cleared (see the Pre-Clearance requirements set forth herein), or such transaction is part of a Prudential plc employee stock option plan.

(j)
Limits on Private Placements and Limited Offerings.  No Access Person may directly or indirectly acquire beneficial ownership in any Securities in a Limited Offering or Private Placement without prior written approval from the Chief Compliance Officer (or his/her designee).  In addition, No Access Person shall participate in any consideration of whether a Fund should invest in securities of an issuer in which such Access Person has invested through a Limited Offering or Private Placement without disclosing such investment of the Access Person to the other participants and the Chief Compliance Officer (or his/her designee).  Under such circumstances, the decision by a Fund to purchase securities of the issuer shall be subject to the independent review by appropriate personnel of the Adviser, and appropriate sub-adviser, having no personal interest in the matter.

(k)
Limits on Gifts.  No Access Person shall accept or receive any gift of more than a de minimis value from any person or entity that does business with or on behalf of any of the Funds and the Adviser.  The receipt of an occasional lunch, dinner, ticket to a sporting event, or other de minimis gift is acceptable.  The receipt and reporting of gifts are subject to the de minimis limitations set forth in the Jackson Employee Handbook, and generally subject to the following limitations:

•
The receipt of a gift valued at over $300 from a “Business Partner” (e.g. a sub-adviser, service provider, or other entity doing business with JNAM and the Funds) in one (1) instance must be reported; and/or

•	The receipt of multiple gifts valued at over $500 in aggregate from a Business Partner in one (1) year must be reported.

JNAM employees must report any gift received from a Business Partner that is in excess of $300, or $500 in aggregate, to the General Counsel of Jackson, within seven (7) days of receipt of the gift.  Such report shall be made by completing the “Gift Reporting Form,” and sending one (1) completed copy to the General Counsel of Jackson, and sending one (1) completed copy to the JNAM Compliance Department.

(l)
Limits on Serving as a Director.  No Access Person shall serve on the board of directors of any publicly traded company, unless prior authorization therefore by the applicable Fund Companies’ Board has been given, after a determination by such Fund Companies’ Board that such service is consistent with the interests of the Funds and its shareholders.  Where such approval is given, such Supervised Person is prohibited, during the period of such service, and for a six (6) month period thereafter from: (i) engaging in any communication regarding such company with any other Supervised Person; and (ii) causing any Fund with respect to which he/she has any daily or periodic responsibilities to purchase any security issued by such company.

(m)
Limits on Initial Public Offerings.  No Access Person shall engage in any Personal Investment Transaction for the acquisition of a Security in an initial public offering (“IPO”), unless pre-clearance is obtained from the Chief Compliance Officer (or his/her designee).

(n)
Limits on Transactions in Montgomery Street Income Securities, Inc.  No Access Person shall engage in any Personal Investment Transaction involving Montgomery Street Incomes Securities, Inc., unless such transaction(s) is pre-cleared (see the Pre-Clearance requirements set forth herein).  Montgomery Street Incomes Securities, Inc. is a closed-end Fund that currently trades on the New York Stock Exchange (NYSE Ticker Symbol: MTS).

(o)
Limits on Transactions in Penny Stocks.  No Access Person shall engage in any Personal Investment Transaction in a Penny Stock, unless such transaction(s) is pre-cleared (see the Pre-Clearance requirements set forth herein).

Section 4 - Compliance Procedures and Pre-Clearance Requirements

(a)
Pre-Clearance of Personal Investment Transactions.  Unless such proposed Personal Investment Transactions are exempt from the pre-clearance requirements of this Code, pursuant to Section 4(c) herein, no Access Person, except a Disinterested Person, shall engage in a Personal Investment Transaction unless such transaction has been submitted to, and approved in writing, by the Chief Compliance Officer (or his/her designee) in advance of the transaction.  Prior to engaging in a Personal Investment Transaction, an Access Person must be aware that:

(i)
All requests for prior clearance must provide the information set forth on the standard “Request for Authorization of a Personal Investment Transaction” (otherwise know as the “Pre-Clearance Form”), a copy of such form is attached hereto as Exhibit A.  Such requests shall generally be made in writing or by e-mail, although in special circumstances telephone requests may be made so long as the required information is provided.

(ii)	Prior clearance of a Securities transaction is effective for three (3) business days from and including the date clearance is granted.

The Adviser shall retain a record of the approval of any direct or indirect acquisition by an Access Person of a beneficial interest in such Securities.

(b)	Considerations for Approval. The Chief Compliance Officer (or his/her designee) shall make all such approvals only after making a determination that:

(i)           The proposed transaction would not be inconsistent with this Code;

(ii)
That such purchase or sale would only be remotely potentially harmful to the Funds because it would be very unlikely to affect a highly institutional or liquid market, or that it would not be economically related to the Securities to be purchased, sold or held by any Fund; and

(iii)	That the Access Person does not have any personal knowledge of any of the Funds’: intra-day portfolio holdings; intra-day Securities transactions; and/or proposed Securities transactions.

In the case of a proposed Personal Investment Transaction for the acquisition by an Access Person of a Security in a Limited Offering or Private Placement, the Chief Compliance Officer (or his/her designee) may confer with appropriate senior officers of the Adviser and/or sub-adviser to determine whether such investment opportunity should be reserved for the Funds, as applicable; and the Chief Compliance Officer (or his/her designee) shall not approve such transaction if it appears to him/her, after appropriate inquiry, that:

(iv)           The opportunity is actually available to the Funds;

(v)           The opportunity should be reserved for the Funds; or

(vi)	Such opportunity has been offered to the Access Person by virtue of his/her position with the Fund Companies.

(c)	Transactions Exempt From Pre-Clearance Requirements. The following Personal Investment Transactions are exempt from the pre-clearance requirements:

(i)
Purchases or sales effected in any account over which the Access person has no direct or indirect influence or control (generally including trust and non-discretionary investment advisory accounts in which the Access Person has no investment decision-making authority);

(ii)
Purchases or sales of Securities which are non-volitional on the part of either the Access person or any Fund, as applicable, which generally includes non-discretionary investment advisory (and brokerage) accounts;

(iii)
Automatic Investment Plans, however, any transaction that overrides the pre-set schedule or allocations of such Automatic Investment Plan may require pre-clearance and may be included in a Quarterly Transaction Report;

(iv)
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(v)
Purchases or sales of Securities that are not otherwise subject to “Limits” as set in Section 3 forth herein.  In addition, purchases and sales in options and futures on a Securities index (index options and futures) are exempt from pre-clearance requirements;

(vi)           Purchases or sales of exchange traded funds (ETFs) and closed-end funds; and

(vii)
Transactions by a Disinterested Person of the Funds who have no actual knowledge of any Fund’s trading activities, unless such Disinterested Person, at the time of that transaction, knew or, in the ordinary course of fulfilling his/her official duties as a trustee or manager of the Funds, should have known that, during the fifteen (15) day period immediately preceding or after the date of the transaction, that such Security was purchased or sold by any Fund or was being considered by the such Fund or its sub-adviser for purchase or sale by such Fund.

(d)
Other Requirements.  The Chief Compliance Officer (or his/her designee) shall formulate and implement such additional, necessary procedures to carry out the provisions of this Code, including the adoption of appropriate questionnaires and reporting forms reasonably designed to provide sufficient information to determine whether any provisions of this Code are violated.  Such procedures shall include procedures reasonably necessary to monitor the Securities trading activities of Access Persons after approval of Personal Investment Transactions pursuant to Section 4 herein.  The Chief Compliance Officer (or his/her designee) shall prepare a quarterly report to the Board of the Funds:

(i)	Summarizing the existing procedures concerning personal investing by Access Persons, including any changes made to such procedures during the period covered by the report;

(ii)	Identifying any violations requiring significant remedial action during such period (this particular item will be reported to the Board of the Funds on a quarterly basis);

(iii)	Identifying any recommended changes in existing procedures based upon the Funds’ experience under this Code, evolving industry practices, or developments in applicable laws or regulations; and

(iv)	Certifying that the Funds and its Adviser have established procedures reasonably necessary to prevent Access persons from violating this Code, as set forth in Rule 17j-1 under the 1940 Act.

(e)
Reporting Violations.  Any person becoming aware of a violation or an apparent violation of this Code of Ethics shall promptly report such matter to the Chief Compliance Officer (or his/her designee) of the Funds and its Adviser.

Section 5 – Reporting Requirements of Access Persons

(a)
Approval for the Establishment of a Brokerage Account.  Every Access Person must receive approval from the Chief Compliance Officer (or his/her designee) when opening a personal brokerage account.  Upon opening any such personal brokerage account at a broker-dealer, bank, or other financial institution, the Access Person shall:

(i)	Immediately notify the Chief Compliance Officer (or his/her designee) of the intent to open such personal brokerage account;

(ii)	Complete and submit a “Personal Account Disclosure Form” as set forth in Exhibit B, attached hereto, and an “Initial Holdings Report,” as set forth in Exhibit C, attached hereto; and

(iii)
Direct each broker-dealer, bank, or other financial institution through whom such Access Person engages in any Personal Investment Transaction to supply the Chief Compliance Officer (or his/her designee) with duplicate copies of: (A) all confirmations of such transactions; and (B) periodic statements of all securities accounts.  (See Exhibit I for a sample letter directing the broker-dealer, bank, or other financial institution to send duplicate copies of: all confirmations, and periodic statements of all securities accounts to the Chief Compliance Officer or his/her designee.)

(b)
Initial Holdings Report.  When a director, manager, officer, or employee the Fund Companies is designated an Access Person, such newly designated Access Person shall complete and submit to the Chief Compliance Officer (or his/her designee) a “Personal Account Disclosure Form” attached hereto as Exhibit B, and an Initial Holdings Report, attached hereto as Exhibit C, within ten (10) days of being designated an Access Person.  The information contained in the Initial Holdings Report must be current as of a date no more than forty-five (45) days before the report is submitted, and shall include the following information:

(i)
The title and type, exchange ticker symbol (or CUSIP number), number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(ii)
The name of any broker-dealer, bank, or other financial institution with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(iii)	The date on which the report is submitted by the Access Person.

Note:  In lieu of the securities reporting provided in Exhibit C, the Access Person may provide copies of year-end brokerage statements reflecting equivalent information.

(c)
Quarterly Transaction Reports.  Every Access Person shall complete, sign and submit a “Quarterly Transaction Report,” attached hereto as Exhibit D, to the Chief Compliance Officer (or his/her designee) which discloses information with respect to transactions in any Security in which such Access Person has, or by reason of such transaction, acquires, any direct or indirect beneficial ownership in the Security.  The Quarterly Transaction Report shall be submitted no later than thirty (30) days after the end of each calendar quarter, whether or not the Access Person opened any account or engaged in any transactions for the quarter.  For any transaction in a Security during the quarter in which the Access Person had any direct or indirect beneficial ownership, the Quarterly Transaction Report shall contain the following information:

(i)
The date of the transaction, the title and type, exchange ticker symbol (or CUSIP number), interest rate and maturity date (if applicable), the number of shares and the principal amount of the Security involved;

(ii)	The nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;

(iii)	The price at which the transaction was effected;

(iv)	The name of the broker-dealer, bank, or other financial institution with or through whom the transaction was effected; and

(v)	The date that the report is submitted by the Access Person.

Note:  In lieu of the securities reporting provided in Exhibit D, the Access Person may provide copies of monthly or quarterly brokerage statements reflecting equivalent information.

Note:  At Calendar year-end the Annual Holdings Report (set forth herein) may serve as the Quarterly Transaction Report, provided the Annual Holdings Report contains such information and/or statements as Quarterly Transaction Report.

(d)
Annual Holdings Reports.  Every Access Person shall complete, sign and submit to the Chief Compliance Officer (or his/her designee) an “Annual Holdings Report,” attached hereto as Exhibit E, no later than thirty (30) days following the end of the calendar year.  The information contained in the Annual Holdings Report must be current as of a date no more than thirty (30) days before the report is submitted (year-end or quarter-end information).  The Annual Holdings Report shall contain the following information:

(i)
The title and type, exchange ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each Security in which the Access Person has any direct or indirect beneficial interest;

(ii)
The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the benefit of the Access Person as of the date when that person became an Access Person; and

(iii)	The date when the Access Person submitted the report.

Note:  In lieu of the securities reporting provided in Exhibit E, the Access Person may provide copies of year-end brokerage statements reflecting equivalent information.

Note:  At Calendar year-end the Annual Holdings Report (set forth herein) may serve as the Quarterly Transaction Report, provided the Annual Holdings Report contains such information and/or statements as Quarterly Transaction Report.

(e)	Annual Certification. Each Access person shall complete an “Annual Certification,” attached hereto as Exhibit F, certifying, in writing, that such Access person:

(i)	Has read and understands this Code;

(ii)	Recognizes that he or she is subject thereto;

(iii)	Has complied with all requirements thereof; and

(iv)	Has disclosed or reported all Personal Investment Transactions and Securities holdings required to be disclosed or reported pursuant to the requirements herein.

Note:  Any such reports may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

(f)
Qualified Retirement Plan.  Participation in the Jackson “Qualified Retirement Plan,” and corresponding investments in the Reportable Funds, requires the Adviser to monitor and review each Access Person’s investments in the Qualified Retirement Plan.  Currently, the “Jackson Human Resources Department” and the Qualified Retirement Plan Administrator provide the Adviser and the Chief Compliance Officer (or his/her designee) with reports related to an Access Person’s participation in the Qualified Retirement Plan.  Therefore, an Access Person does not have to complete the: Personal Account Disclosure Form; Initial Holdings Report; Quarterly Transaction Report; and the Annual Holdings Report related to participation in the Qualified Retirement Plan.

Note:  The Chief Compliance Officer (or his/her designee) shall monitor an Access Person’s transactions in the Qualified Retirement Plan, and depending upon the trading practices of the Access Person in the Qualified Retirement Plan, may require pre-clearance for future transactions.

(g)	Access Person and Exceptions from Reporting Requirements. An Access Person is not required to make any report or pre-clear transactions with respect to the following Securities:

(i)	Shares of registered open-end investment companies (mutual funds) that are unaffiliated with the Funds or the Adviser;

(ii)	Shares of money market funds or money market instruments as may be designated by the Board;

(iii)
Shares or units of any unit investment trust that is invested exclusively in one or more open-end investment companies (i.e., variable products investing in mutual funds) that are unaffiliated with the Funds or its Adviser;

(iv)           Direct obligations of the Government of the United States;

(v)	Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(vi)
Those securities transactions effected for any account over which such Access Person does not have any direct or indirect influence, which includes non-discretionary accounts (investment advisory and brokerage accounts); and

(vii)
Those Securities transactions effected pursuant to an Automatic Investment Plan, however, any transaction that overrides the pre-set schedule or allocations of such Automatic Investment Plan may require pre-clearance and may be included in a Quarterly Transaction Report.

Note:  Please consult Exhibit G, attached hereto, for an overview of pre-clearance and reporting requirements.

(h)
Disinterested Persons and Exceptions from Reporting Requirements.  Generally (unless as set forth herein), a Disinterested Person (which includes the Funds’ Independent Managers/Trustees) does not need approval to open a brokerage account and does not need to pre-clear and report Securities transactions, and therefore, a Disinterested Person need not submit:

(i)           A Personal Account Disclosure Form;

(ii)           An Initial Holdings Report;

(iii)           An Annual Holdings Report;

(iv)	An Annual Certification;

(v)	A Pre-Clearance Form; and/or

(vi)
A Quarterly Transaction Report, unless the Disinterested Person, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee or manager of the Funds, should have known that, during the fifteen (15) day period immediately preceding or after the date of the transaction, such Security was purchased or sold by any Fund or was being considered by the such Fund or the Adviser for purchase or sale by such Fund.  The Chief Compliance Officer (or his/her designee) may then require the Disinterested Person to complete and submit all of the foregoing forms and reports.

(i)
Notification of Reporting Obligations.  The Chief Compliance Officer (or his/her designee) will identify all Access Persons of the Fund Companies who are required to make reports under this Code and inform such persons of their reporting obligations.

(j)
Chief Compliance Officer.  The President of the Adviser, the Chief Financial Officer of the Adviser, or a person designated by the Chief Compliance Officer, shall review the foregoing reports and forms, as well as, the Personal Investment Transactions of the Chief Compliance Officer.

Section 6 – Sanctions and Restrictions

(a)
Sanctions and Penalties.  The Board of the Funds shall review any violation or apparent violation of this Code of Ethics and may adopt and apply whatever sanctions it may determine appropriate in respect of such violation upon prior review and recommendation by the Chief Compliance Officer (or his/her designee).  Such sanctions or penalties may include, but are not limited to: a letter of censure, warnings, fines, trading suspensions, and/or or termination of the employment of the violator.

(b)
Restrictions and Blackout Periods.  The Chief Compliance Officer (or his/her designee) may implement trading restrictions and/or blackout periods for Personal Investment Transactions in securities by Access Persons.  Such restrictions and/or blackout periods may encompass a period of time as is deemed reasonable, to preserve the interests of the Fund Companies and their clients.

Section 7 - Record Maintenance

(a)	Records to be Maintained by the Adviser. The Funds and its Adviser shall maintain the following records:

(i)
A copy of this Code of Ethics and any Code of Ethics adopted pursuant to Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

(ii)
A record of violations of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

(iii)	Any records of written acknowledgments or receipt of the Code and any amendments or supplements thereto;

(iv)
A copy of each report made by an Access person pursuant to this Code of Ethics (including any brokerage confirmation and account statements made or furnished in lieu of such report) shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place;

(v)
A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

(vi)
A copy of such prior clearance procedure for securities transactions as the Chief Compliance Officer (or his/her designee) shall from time to time determine and any records of decisions approving Access persons’ participation in IPOs or private placements; and

(vii)	Copies of all reports provided to the Board of the Funds concerning the Code.

(b)
Timeframe.  The Adviser must maintain records of any decisions, and the reasons supporting the decision, to approve transactions or trading by Access Persons involving Securities under this Code, for at least five (5) years after the end of the fiscal year in which the approval is granted, the first two (2) years in an easily accessible location.

(c)
Confidentiality.  All reports of Securities transactions and any other information filed with the Funds or its Adviser pursuant to this Code shall be treated as confidential, except as disclosure is required for examinations by representatives of the SEC, other regulators, or other auditing purposes.

Section 8 - Investment Advisers and Distributor

Personnel of any sub-adviser or distributor of the Funds who are "Access Persons" may, as an alternative to complying with the foregoing provisions of this Code, comply with the requirements of a code of ethics adopted pursuant to Rule 204A-1 of the Advisers Act and/or Rule 17j-1 under the 1940 Act by such sub-adviser or distributor; provided that:

(a)	Such code of ethics meets the requirements of Rule 204A-1 of the Advisers Act and Rule 17j-1 under the 1940 Act, and has been previously approved by the Board;

(b)	Such code of ethics applies to the activities of the access person as they relate to the Funds;

(c)
Such sub-adviser submits a report to the appropriate Board on a quarterly basis, which report shall (i) certify that the conditions of Section 8(a) and 8(b) herein have been met at all times during the period covered by the report; and (ii) either certify that no violation of such code of ethics by any such access person has occurred during the period covered by the report, or identify all such material violations and describe all material information relating thereto.  The report shall be accompanied by appropriate documentation; and

(d)	Such sub-adviser or distributor shall, no less frequently than annually, furnish a written report or certification to the Chief Compliance Officer (or his/her designee), that:

(i)
Describes any issues arising under the sub-adviser’s or distributor’s code of ethics or procedures since the last report to the Board or Chief Compliance Officer (or his/her designee), of the Funds (as the case may be), including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

(ii)
Certifies that such sub-adviser or distributor has adopted procedures reasonably necessary to prevent access persons from violating its code of ethics and to monitor such access persons’ activities and conduct governed by its code of ethics.

Effective: April 1, 2011

Exhibit A

Pre-Clearance Form
(“Request for Authorization of a Personal Investment Transaction”)
(To be completed prior to any personal trade)

Name: _____________________________________________________________________

Phone Ext: __________________________________________________________________

Position: ____________________________________________________________________

Date of Proposed Transaction: ___________________________________________________

Name of the issuer: ____________________________________________________________
Approximate Dollar Amount: ____________________________________________________
Exact Number of Securities Purchased or Sold:_______________________________________

Nature of Transaction (Buy or Sell)3:______________________________________________

Are you or a member of your immediate family an officer or director of the issuer of the Securities, or an affiliate4 of the issuer?        [ ]  Yes             [ ] No

If Yes, please describe: _________________________________________________________
____________________________________________________________________________

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the Security5: _______________________________________________
____________________________________________________________________________

Are you aware of any material non-public information6 regarding the Security or the issuers? [ ] Yes [ ] No

Do you have any personal knowledge, or have you had any personal knowledge, of the Funds’: intra-day portfolio holdings, intra-day Securities transactions, or proposed Securities transactions?
      [ ] Yes            [ ]  No

Does this transaction involve a private placement? [ ] Yes [ ] No

3 If other than a market order, please describe any proposed limits.

4 For purposes of this question, “affiliate” includes: (i) any entity that directly or indirectly owns, controls, or holds with the power to vote 5% or more of the outstanding voting Securities of the issuer, and (ii) any entity under common control with the issuer.

5 A “professional relationship” includes, for example, the provision of legal counsel or accounting services.  A “business relationship” includes, for example, the provision of consulting services or insurance coverage.

6 Material non-public information is more fully described in JNAM’s Insider Trading Policies and Procedures.

Is the Security being purchased part of an Initial Public Offering? [ ] Yes [ ] No

Do you beneficially own 5% or more of the outstanding voting Securities of the issuer? [ ] Yes [ ] No

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship between the proposes transaction and Securities held or to be acquired by the Funds that may be relevant to a determination as to the existence of a potential conflict of interest?   [ ] Yes   [ ] No

If Yes, please describe: _________________________________________________________
____________________________________________________________________________

Signature: _____________________________
Date: _________________________________

Approval or Denial of Personal Trading Request
(To be completed by the Chief Compliance Officer or his/her designee)

____	Approved. The proposed transaction appears to be consistent with the policies described in the Code of Ethics. Pre-Clearance is granted from and including:

____________________ through ______________________

____
Denied.  The proposed transaction does not appear to be consistent with the policies described in the Code of Ethics and/or the conditions necessary for approval of the proposed transaction have not been satisfied.  Pre-Clearance is denied.

Signature: _____________________________
Title: _________________________________
Date: _________________________________

 7 Facts that would be responsive to this question include, for example, the receipt of “special favors” from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other Securities.  Another example would be investment in Securities of a limited partnership that in turned owned warrants of a company formed for the purpose of effecting a leveraged buyout.  The foregoing are only examples or pertinent facts, and do not limit the types of facts that may be responsive to this question.

Exhibit B

Personal Account Disclosure Form

Instructions: Use this form if you are an individual that has been designated an “Access Person” pursuant to the Code of Ethics, have opened a new account, are closing an account, or are providing an annual certification.  This form is also used to disclose the existence of any brokerage accounts of an Access Person, or accounts that the Access Person maintains investment discretion or in which the Access Person has a “Beneficial Ownership” interest.  If you do not maintain any outside Personal Accounts, please specify “No” below and bear in mind that you are under a continuing duty to disclose any changes.  Further, notice and approval is required in order to open an outside Securities brokerage account.

Part 1 – Type of Filing:  (Check One Only)                                                                           Newly Designated Access Person _____                                                                           New Account ____                                Closing Account _____Annual Certification ____

Part 2 – Statement on Insider Trading:                                                                           (TO BE COMPLETED BY ALL ACCESS PERSONS) I certify that I have not purchased or sold Securities, nor recommended the purchase or sale of Securities, based on information not generally available to the public; and further, that I have not disclosed any material, non-public information to persons not authorized to received such information.  I certify that I will not engage in such activities while employed by the Fund Companies.  (Initial Here to Certify Compliance): ______

Part 3 – Statement of Accounts/Holdings:                                                                           (TO BE COMPLETED BY ALL ACCESS PERSONS)
Yes No
I have Securities or commodities accounts that must be disclosed in accordance with the Code of Ethics.  If yes, you must complete Part 4, below, however, you do not need to provide the information for annual certification purposes.
__ ___

Part 4 – Securities and Commodities Accounts Maintained: For disclosure by a new employee designated an Access Person, list all accounts required to be disclosed pursuant to the Code of Ethics.  For “new account” or “annual report” disclosure list only the Personal Account(s) not previously disclosed.  For any of these filings, Access Persons must instruct the institution(s) holding the Personal Account(s) to send duplicate confirmations and periodic statements of activity to the Chief Compliance Officer (or his/her designee) for all personal account(s) listed.  For “closing account” disclosure, list only the personal account (s) being closed.

EXACT NAME OF ACCOUNT (AS IT APPEARS ON ACCOUNT STATEMENT)	NAME OF BROKERAGE FIRM	ACCOUNT NUMBER	ACCESS PERSON’S RELATIONSHIP TO ACCOUNT:
			Self	Spouse	Child	Other (State):

Access Person’s Name: _________________________________________ Access Person’s Signature: _______________________________________	Chief Compliance Officer: ___________________________________________ (or his/her designee)
Date: _________________________	Date:________________________

Exhibit C

INITIAL HOLDINGS REPORT

This Initial Holdings Report does not need to be completed by an Access Person that: (1) does not have a Beneficial Ownership interest in reportable Securities8; (2) does not have a brokerage account; and (3) has completed the Personal Account Disclosure Form.

Name: __________________________	Date of Report: ________________________

This Initial Securities Holdings Report must be filed by all Access Persons no later than ten (10) days after such individual becomes an Access Person.

If you are an Access Person, you should include in this Report: (1) the title, number of shares, and principal amount of all Securities in which you have a direct or indirect beneficial interest, and (2) the name of all brokers, dealers or banks with whom you maintain an account in which any securities were held for your direct or indirect benefit.  You should include all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

Please describe all reportable securities holdings and securities accounts on the next page.  Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required.  Use additional copies of this form if necessary.

To the best of my knowledge and belief, the answers set out in this Initial Holdings Report are true and correct.

_____________________________ Signature	_____________________________ Date Submitted

The undersigned, _________________________, in my capacity as the Chief Compliance Officer (or his/her designee), hereby certify receipt of this Initial Holdings Report on the _____ day of _______________________________ .

_____________________________ Chief Compliance Officer (or his/her designee)

8 As used in this Initial Holdings Report, a reportable Security does not include the Jackson 401K or retirement plan.  Therefore, Access Persons that participate in the Jackson retirement plan do not need to report ownership of plan holdings on this report.

9 The terms "Access Person" and "Security" are defined in the Code of Ethics.

REPORTABLE SECURITIES10

For each reportable Security in which you have a direct or indirect beneficial interest, please list the title and type of Security, exchange ticker symbol or CUSIP number, number of shares, and principal amount of such security.

Title/Type	Ticker Symbol/CUSIP Number	Number of Shares	Principal Amount

Do your holdings include:

Securities purchased within the last forty-five (45) days, or the purchase and sale of Securities within the last forty-five (45) days?	[ ] Yes [ ] No
Private placement or limited offering Securities?	[ ] Yes [ ] No
Any Security purchased in an initial public offering?	[ ] Yes [ ] No

Please attach additional sheets with any other relevant information

Note:  In lieu of the securities reporting provided in this report, the Access Person may provide copies of year-end brokerage statements reflecting equivalent information.

10 This Report shall not be construed as an admission by the person making such Report that he/she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

Exhibit D

QUARTERLY TRANSACTIONS REPORT

Name: ______________________	Report for Quarter Ended: _________________________

This Quarterly Transactions Report must be filed quarterly, within thirty (30) days after the end of each calendar quarter, by all Access Persons.  This report should list all accounts opened by the Access Person during the report period in which Securities are held for the direct or indirect benefit of the Access Person.  If you are an Access Person, you must file this report whether or not you opened any accounts or had any reportable transactions for the reporting period.  Each report must cover all accounts and Securities in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts and/or Securities) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

Did you open, and/or did you have any accounts in which Securities11 are held for your direct or indirect benefit during the above referenced calendar quarter?

[ ] Yes	[ ] No

Did you have Beneficial Ownership of any Securities outside of a brokerage account during the above referenced quarter?

[ ] Yes	[ ] No

Did you have any reportable transactions in Securities during the above referenced quarter?

[ ] Yes	[ ] No

If you answered "Yes" to any question above, please complete the information on the next page.  Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required.  Use additional copies of this form if necessary.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.

_____________________________ Signature	_____________________________ Date Submitted

The undersigned, _________________________, in my capacity as the Chief Compliance Officer (or his/her designee), hereby certify receipt of this Quarterly Transactions Report on the _____ day of ___________________________.
_____________________________ Chief Compliance Officer (or his/her designee)

11 The terms "Access Person" and "Security" are defined in the Code of Ethics.  As used in this Quarterly Transactions Report, a reportable Security does not include the Jackson 401K or retirement plan, and Access Persons that participate in the Jackson retirement plan do not need to report ownership of plan holdings on this report.

REPORTABLE SECURITIES AND ACCOUNTS12

For each account in which any Securities were held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name	Address	Contact Person	Date	Account Opened

For each reportable Security(s) in which you have a direct or indirect beneficial interest, please list the following information for such Personal Investment Transaction(s) in the Security(s).

Broker-Dealer and Account Title/Type (if applicable)	Ticker Symbol or CUSIP Number	Purchase or Sale	Date of Transaction	Interest Rate and Maturity (if applicable)	Price of Security	Number of Shares	Principal Amount

Do your holdings include:

Securities purchased within the last thirty (30) days, or the purchase and sale of Securities within the last thirty (30) days?	[ ] Yes [ ] No
Private placement or limited offering Securities?	[ ] Yes [ ] No
Any Security purchased in an initial public offering?	[ ] Yes [ ] No

Please attach additional sheets with any other relevant information

Note:  In lieu of the securities reporting provided in this report, the Access Person may provide copies of quarter-end brokerage statements reflecting equivalent information.

12 This Report shall not be construed as an admission by the person making such Report that he/she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

Exhibit E

ANNUAL (AND QUARTERLY) SECURITIES HOLDINGS REPORT

Name: __________________________	Date of Report: ________________________

This Annual (and Quarterly) Securities Holdings Report must be filed by all Access Persons within thirty (30) days following the end of the calendar year.  This report should list all accounts opened by the Access Person during the report period in which Securities are held for the direct or indirect benefit of the Access Person.  If you are an Access Person, you must file this report whether or not you opened any accounts or had any reportable transactions for the reporting period.  Each report must cover all accounts and Securities in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts and/or Securities) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

Did you open, and/or did you have any accounts in which Securities13 are held for your direct or indirect benefit during the above referenced calendar year?

[ ] Yes	[ ] No

Did you have Beneficial Ownership of any Securities outside of a brokerage account during the above referenced calendar year?

[ ] Yes	[ ] No

Did you have any reportable transactions in Securities during the calendar quarter (quarter and year ended December 31st)?

[ ] Yes	[ ] No

If you answered "Yes" to either question above, please complete the information on the next page.  Copies of brokerage account statements may be attached to a signed report in lieu of setting forth the information otherwise required.  Use additional copies of this form if necessary.

To the best of my knowledge and belief, the answers set out in this Annual (and Quarterly) Holdings Report are true and correct.
_____________________________ Signature	_____________________________ Date Submitted

The undersigned, _________________________, in my capacity as the Chief Compliance Officer (or his/her designee), hereby certify receipt of this Annual (and Quarterly) Holdings Report on the _____ day of __________________________ .

_____________________________ Chief Compliance Officer (or his/her designee)

13 The terms “Access Person” and “Security” are defined in the Code of Ethics.  As used in this Annual (and Quarterly) Holdings Report, a reportable Security does not include the Jackson 401K or retirement plan, and Access Persons that participate in the Jackson retirement plan do not need to report ownership of plan holdings on this report.

REPORTABLE SECURITIES AND ACCOUNTS14

For each account in which any Securities were held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened (if within the past year).

Name	Address	Contact Person	Date	Account Opened

For each reportable Security in which you have a direct or indirect beneficial interest, please list the title and type of Security, exchange ticker symbol or CUSIP number, number of shares, and principal amount of such security.

Title/Type	Ticker Symbol/CUSIP Number	Number of Shares	Principal Amount

Do your holdings include:

Securities purchased within the last thirty (30) days, or the purchase and sale of Securities within the last thirty (30) days?	[ ] Yes [ ] No
Securities purchased within the last calendar quarter, or the purchase and sale of Securities within the last calendar quarter?	[ ] Yes [ ] No
Private placement or limited offering Securities?	[ ] Yes [ ] No
Any Security purchased in an initial public offering?	[ ] Yes [ ] No

Please attach additional sheets with any other relevant information

Note:  In lieu of the securities reporting provided in this report, the Access Person may provide copies of year-end (quarter-end) brokerage statements reflecting equivalent information.

14 This Report shall not be construed as an admission by the person making such Report that he/she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

Exhibit F

INITIAL AND ANNUAL CERTIFICATION FORM

Access Persons shall complete this Initial and Annual Certification Form, upon the initial receipt and review of the Code of Ethics, and on an annual basis.

I hereby certify that: (i) I have read and understand this Code of Ethics; (ii) I recognize that I am subject to this Code of Ethics; (iii) I have complied with all requirements thereof; and (iv) I have disclosed or reported all brokerage accounts, Personal Investment Transactions, and Securities holdings required to be disclosed or reported pursuant to the requirements herein.

Signed: _________________________________
Name: _________________________________
Date: _________________________________

The undersigned, in my capacity as Chief Compliance Officer (or his/her designee) hereby certify the receipt of this Code of Ethics Annual Certification.

Signed: _________________________________
Title: _________________________________
Date: _________________________________

Exhibit G

Prohibited Securities and Personal Investment Transactions:

•	Short-Term Trading (thirty (30) day round trip) and Short Selling
•	Options and Futures on individual Securities (Options and Futures on indices are permitted)
•	Short sales

Securities Transactions Requiring Pre-Clearance and Reporting (Complete Pre-Clearance Form, Verify Holdings Reports, and have broker deliver Brokerage Statements and Confirms):

•	Purchase of an IPO
•	Purchase or sale of a Private Placement or Limited Offering
•	Purchase or sale of a Penny Stock (securities trading at less than $5.00 per share)
•	Purchase or sale of Prudential plc (NYSE: PUK)
•	Purchase or sale of Montgomery Street Income Securities, Inc. (NYSE: MTS)

Securities Transactions Subject to Reporting Requirements but not Subject to Pre-Clearance Requirements (Verify Holdings Reports, Brokerage Statements, and Confirms):

•	Purchase or sale of equity securities that are not Penny Stocks (subject to 30-Day Holding Period)
•	Purchases or sales of Securities that are non-volitional on the part of the Access Person (i.e. dividend stock distribution, or stock split)
•
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired

•	Purchases or sales of ETFs
•	Purchase or sale of a variable product offered by Jackson (i.e. Jackson Variable Annuity)
•
Purchase and sale of the Variable Funds (Reportable Funds) in the Qualified Retirement Plan (note: the CCO receives copies of 401k transactions and Access Persons do not have to provide specific information, unless requested).  However, such trading in the Qualified Retirement Plan may become subject to pre-clearance.

Securities Transaction not Subject to Pre-Clearance and Reporting:

•	Purchase or sale of shares of registered open-end investment companies (i.e., mutual funds) that are unaffiliated with the Funds or the Adviser
•	Purchase or sale of shares of money market funds or money market instruments as may be designated by the Board
•	Purchase or sale of any unit investment trust that is invested exclusively in one or more open-end investment companies (i.e., mutual funds) that are unaffiliated with the Funds or its Adviser
•	Purchase or sale of direct obligations of the Government of the United States
•	Purchase or sale of bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements
•
Purchase or sale of shares effected for any account over which such person does not have any direct or indirect influence (i.e. non-discretionary trust fund, non-discretionary investment advisory account managed by a third-party)

•
Purchase or sale pursuant to an Automatic Investment Plan, however, any transaction that overrides the pre-set schedule or allocations of such Automatic Investment Plan may require pre-clearance and may be included in a the other reporting requirements

Exhibit H

CODE OF ETHICS

ACCESS PERSONS –Includes directors, trustees, managers, officers, employees, and those who obtain (have “access” to) information about Funds’ purchase or sale of Securities and/or portfolio holdings in the course of their normal work.  Everyone who is subject to the Code of Ethics is an Access Person, and every Access Person is subject to the Code of Ethics.

SUPERVISED PERSONS – Includes directors, officers, trustees, managers, and employees of the Funds and the Adviser (and as applicable, the Distributor), and any other person who provides advice on behalf of the Adviser and is subject to the Adviser’s supervision and control.

Exhibit I

Sample Brokerage Account Letter (407 Letter)

(date)

VIA FACSIMILE to _____________________ (if appropriate)

Firm Name
Attn: Compliance Department
Street Address
City, ST  01234

RE:       Name of Rep (if appropriate)
Account Number(s) (or SS#): xxxx xxxxx

Dear Sir or Madam:

It has come to our attention that the above-employee of our firm, Jackson National Asset Management, LLC (“JNAM”), has requested permission to maintain (or open) certain brokerage account(s) with your firm.

In accordance with JNAM’s “Code of Ethics,” related to transactions for, or by, “Access Persons,” JNAM has no objection to this individual maintaining brokerage account(s) with your firm.  However, please send a copy of each account's statements and confirmations to:

Attn:  Steve Fredricks
Chief Compliance Officer
Jackson National Asset Management, LLC
225 West Wacker Drive, Suite 1200
Chicago, IL 60606

If you have any questions, please do not hesitate to contact me at (312) 338-5856.

Sincerely,

_________________________________
Chief Compliance Officer

cc:      (Name of Rep)